UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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BOSTON PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 annual meeting of stockholders of Boston Properties, Inc. The annual meeting will be held on Tuesday, May 15, 2007 at 9:30 a.m., Eastern Time, at 599 Lexington Avenue, Conference Room 2E, New York, New York.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Boston Properties by voting on the matters described in this proxy statement. Following the formal portion of the meeting, we will report on the operations of our company and our directors and management team will also be available to answer appropriate questions from stockholders.

Your vote is important. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it as promptly as possible or vote by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed on your proxy card or you may withdraw your proxy at the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Mortimer B. Zuckerman

Chairman of the Board

Edward H. Linde

President and Chief Executive Officer

BOSTON PROPERTIES, INC.

111 Huntington Avenue

Suite 300

Boston, MA 02199-7610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2007

The 2007 annual meeting of stockholders of Boston Properties, Inc. will be held on Tuesday, May 15, 2007 at 9:30 a.m., Eastern Time, at 599 Lexington Avenue, Conference Room 2E, New York, New York, for the following purposes:

1.	To elect three Class I directors, each to serve for a three-year term and until their respective successors are duly elected and qualified.

2.	To consider and act upon a proposal to approve the Second Amendment and Restatement of the Boston Properties, Inc. 1997 Stock Option and Incentive Plan.

3.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.

4.	To consider and act upon a stockholder proposal concerning the annual election of directors, if properly presented at the meeting.

5.	To consider and act upon a stockholder proposal concerning energy efficiency, if properly presented at the meeting.

6.	To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

You may vote if you were a stockholder of record as of the close of business on March 26, 2007. If you do not plan to attend the meeting and vote your shares of common stock in person, please vote in one of the following ways:

•	Use the toll-free telephone number shown on your proxy card (this call is free if made in the United States, Canada or Puerto Rico);

•	Go to the website address shown on your proxy card and vote via the Internet; or

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

FRANK D. BURT, ESQ.

Secretary

April 6, 2007

PROXY STATEMENT

i

ii

April 6, 2007

BOSTON PROPERTIES, INC.

111 Huntington Avenue

Suite 300

Boston, MA 02199-7610

PROXY STATEMENT

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about April 6, 2007 and are furnished in connection with the solicitation of proxies by the Board of Directors of Boston Properties, Inc. for use at the 2007 annual meeting of stockholders of Boston Properties to be held on Tuesday, May 15, 2007 at 9:30 a.m., Eastern Time, at 599 Lexington Avenue, Conference Room 2E, New York, New York, and at any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to vote upon the matters set forth in the accompanying notice of meeting, including the election of directors, approval of the Second Amendment and Restatement of the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “1997 Stock Plan”), the ratification of the appointment of our independent registered public accounting firm and, if properly presented, consideration of two stockholder proposals.

Who is entitled to vote?

If our records show that you were a stockholder as of the close of business on March 26, 2007, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held as of the close of business on the record date. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

May I attend the meeting?

All stockholders of record of shares of common stock of Boston Properties at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder and proxy will be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., if you hold your shares in “street name”), you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 118,965,000 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

Voting in Person at the Meeting.    If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of common stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

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Vote by Telephone.    You may vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 14, 2007. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to vote your shares of common stock. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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Vote by Internet.    You also have the option to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 14, 2007. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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Vote by Mail.    If you would like to vote by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, Computershare Trust Company, N.A., in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name.    If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Will other matters be voted on at the annual meeting?

We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

May I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the Secretary of Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610;

•	submitting a new proxy by telephone, Internet or proxy card after the time and date of the previously submitted proxy; or

•	appearing in person and voting by ballot at the annual meeting.

Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What is householding?

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker, bank or other nominee has sent one copy of our annual report and proxy statement to your address. However, even if your broker, bank or other nominee has sent only one copy of these proxy materials, you should receive a proxy card for each stockholder in your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request to Investor Relations, Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610; call us with your request at (617) 236-3322; or visit our website at http://www.bostonproperties.com.

What other information should I review before voting?

Our 2006 annual report, including a copy of our annual report on Form 10-K and financial statements for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission, is being mailed to stockholders concurrently with this proxy statement. Our 2006 annual report is not part of the proxy solicitation material.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors and its Committees

Board of Directors.    Boston Properties is currently managed by a ten member Board of Directors, which is divided into three classes (Class I, Class II and Class III). Our Board of Directors is currently composed of three Class I directors (Mortimer B. Zuckerman, Carol B. Einiger and Richard E. Salomon), four Class II directors (Lawrence S. Bacow, Zoë Baird, Alan J. Patricof and Martin Turchin) and three Class III directors (William M. Daley, Edward H. Linde and David A. Twardock). The members of each class of our Board of Directors serve for staggered three-year terms, and the terms of our current Class I, Class II and Class III directors expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2007, 2008 and 2009, respectively. At each annual meeting of stockholders, directors will be elected or re-elected for a full term of three years to succeed those directors whose terms are expiring. William M. Daley has resigned from the Board of Directors, effective May 15, 2007, the date of the Company’s 2007 annual meeting of stockholders.

Director Independence.    Under the New York Stock Exchange Corporate Governance Rules, or the NYSE Rules, a majority of the Board of Directors must qualify as “independent directors.” To qualify as an “independent director,” the Board of Directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). As permitted by the NYSE Rules, the Board of Directors established categorical standards to assist it in making the required independence determinations.

Under these categorical standards, any relationship with us shall be deemed not material if:

1.	The relationship does not preclude a finding of independence under Sections 303A.02(b)(i) through 303A.02(b)(v) of the New York Stock Exchange Listed Company Manual (the “NYSE Disqualifying Rules”);

2.	The relationship does not involve any of the following, whether currently existing or occurring since the end of the last fiscal year or during the past three fiscal years:

(a)	a director being an executive officer of, or owning, or having owned, of record or beneficially in excess of ten percent (10%) equity interest in, any business or professional entity that has made during any of such fiscal years, or proposes to make during our current fiscal year, payments to us for property or services in excess of five percent (5%) of: (i) our consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year), or (ii) the other entity’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year);

(b)	a director being an executive officer of, or owning, or having owned, of record or beneficially in excess of ten percent (10%) equity interest in, any business or professional entity to which we have made during any of such fiscal years, or propose to make during our current fiscal year, payments for property or services in excess of five percent (5%) of: (i) our consolidated gross revenues for such fiscal year (or, in the case of proposed payments, our last fiscal year), or (ii) the other entity’s consolidated gross revenues for such fiscal year (or, in the case of proposed payments, its last fiscal year);

(c)	a director or an immediate family member of the director being an officer, director or trustee of a charitable organization where our annual discretionary charitable contributions in any single year to the charitable organization exceeded the greater of $1 million or two percent (2%) of that organization’s consolidated gross revenues for the fiscal year;

(d)	a director or an immediate family member of a director being indebted to us in an amount in excess of $120,000;

(e)	a director being an executive officer, partner or greater than 10% equity owner of an entity, or being a trustee or a substantial beneficiary of a trust or estate, indebted to us in an amount in excess of the greater of $120,000 or 5% of such entity’s total consolidated assets, or to whom we are indebted (other than with respect to (i) any of our publicly traded debt securities or (ii) non-recourse loans secured by real estate where both we and the lender intend for the lender to transfer all right to, and control over, the loan within 12 months and the documentation includes customary provisions for loans targeted at the commercial mortgage backed securities (CMBS) or collateralized debt obligation (CDO) markets) in an amount in excess of 5% of our total consolidated assets;

(f)	a transaction or currently proposed transaction (other than relating to the ownership of our securities), which involved or involves the direct or indirect payment in a single year of in excess of $120,000 from us to a director or an immediate family member of a director; or

(g)	a director or an immediate family member of a director being an executive officer, general or managing partner or owner of more than 10% of the outstanding equity securities of an entity that has a co-investment or is a joint venture partner with us where the amount of the entity’s equity investment in any single year exceeds the greater of $1 million or 2% of the total consolidated assets of the entity.

For purposes of these standards, “immediate family” member has the same meaning as in the NYSE Disqualifying Rules.

Relationships not specifically deemed not material by the above categorical standards may, in the Board’s judgment, be deemed not to be material.

Because Mses. Baird and Einiger and Messrs. Bacow, Daley, Patricof, Salomon and Twardock do not have any relationships with us other than those that are deemed not material under the foregoing categorical standards, the Board of Directors has determined that they are “independent directors” for purposes of the NYSE Rules.

Meetings.    Our Board of Directors met ten times during 2006. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of our Board of Directors on which the director served (during the periods that he or she served). Directors are expected to attend annual meetings of our stockholders in person unless doing so is impracticable due to unavoidable conflicts. Nine directors attended the 2006 annual meeting of stockholders.

Directors who qualify as “non-management” within the meaning of the NYSE Rules meet on a regular basis in executive sessions without management participation. The executive sessions occur after each regularly scheduled meeting of the entire Board and at such other times that the non-management directors deem appropriate. Each director has the right to call an executive session. In addition, at least once per year, an executive session is held with only independent directors present. The executive sessions are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular executive session or portion of an executive session.

Committees.    Our Board of Directors has the following three committees: (1) Audit, (2) Compensation and (3) Nominating and Corporate Governance. The membership and the function of each of these committees are described below.

Audit	Compensation	Nominating and Corporate Governance
Alan J. Patricof, Chair	Richard E. Salomon, Chair	William M. Daley, Chair
Lawrence S. Bacow	Zoë Baird	Zoë Baird
Carol B. Einiger	David A. Twardock	David A. Twardock

Audit Committee.    Our Board of Directors has established an Audit Committee consisting of Messrs. Patricof (Chair) and Bacow and Ms. Einiger. The Audit Committee operates pursuant to a charter that was approved by our Board of Directors and that is reviewed and reassessed at least annually. The Audit Committee, among other functions, (1) has the sole authority to appoint, retain, terminate and determine the compensation of our independent accountants, (2) reviews with our independent accountants the scope and results of the audit engagement, (3) approves professional services provided by our independent accountants and (4) reviews the independence of our independent accountants. Each member of the Audit Committee is “independent” as that term is defined in the rules of the SEC and the applicable NYSE Rules. Our Board of Directors determined that Mr. Patricof qualifies as an “audit committee financial expert” as that term is defined in the rules of the SEC. The Report of the Audit Committee is included in this proxy statement beginning on page 51. The Audit Committee met eight times during 2006.

Compensation Committee.    Our Board of Directors has established a Compensation Committee consisting of Messrs. Salomon (Chair) and Twardock and Ms. Baird. Mr. Bacow served on the Compensation Committee until November 7, 2006 at which time he was replaced by Ms. Baird. None of the members of the Compensation Committee are employees of Boston Properties and each of them is an independent director for purposes of the requirements of the NYSE Rules.

The Compensation Committee operates pursuant to a charter that was approved by our Board of Directors and that is reviewed and reassessed at least annually. The Compensation Committee’s responsibilities include, among other duties, the responsibility to (1) review and approve the corporate goals and objectives relevant to the compensation of the Chairman, Chief Executive Officer and certain designated senior executive officers, (2) evaluate the performance of the Chairman, Chief Executive Officer and designated senior executive officers in light of such goals and objectives and determine and approve compensation of such officers based on such evaluation, (3) review and approve the compensation of other executive officers, (4) review and approve grants and awards under all incentive-based compensation plans and equity-based plans and (5) perform other functions or duties deemed appropriate by the Board.

The Compensation Committee makes all compensation decisions for the Chairman, the Chief Executive Officer and all other executive officers. With respect to compensation decisions relating to executive officers other than the Chairman and the Chief Executive Officer, the Compensation Committee takes into consideration recommendations made by the Chairman and Chief Executive Officer. Decisions regarding the non-equity compensation of other officers and employees are made by the Chief Executive Officer, in consultation with the Chief Financial Officer and Executive Vice President for Operations. The Compensation Committee has delegated limited authority to the Chief Executive Officer to make equity grants to employees who are not executive officers. The Compensation Committee also reviews and makes recommendations to the full Board of Directors regarding the compensation of non-employee directors. In 2006 the Compensation Committee engaged SMG Advisory Group LLC, or SMG, a nationally recognized consulting firm specializing in the real estate industry, to assist the committee in determining the amount and form of executive compensation and considered information presented by Mercer Human Resource Consulting, or Mercer, an independent compensation consultant, when reviewing the appropriate types and levels for the Company’s non-employee director compensation program. Information concerning the nature and scope of SMG’s assignments and related disclosures is included in “Compensation Discussion and Analysis” beginning on page 20 and information concerning the nature and scope of Mercer’s assignments and related disclosures is included in “Compensation of Directors” beginning on page 39.

The Report of the Compensation Committee is included in this proxy statement on page 29. The Compensation Committee met eleven times in 2006.

Nominating and Corporate Governance Committee.    Our Board of Directors has established a Nominating and Corporate Governance Committee (the “NCG Committee”) consisting of Messrs. Daley (Chair) and Twardock and Ms. Baird, all of whom are independent directors under the NYSE Rules. William M. Daley has resigned from the Board of Directors, effective May 15, 2007, the date of the Company’s 2007 annual meeting of stockholders. The NCG Committee operates pursuant to a charter that was approved by our Board of Directors and that is reviewed and reassessed at least annually. The NCG Committee, among other functions, is responsible for identifying individuals qualified to become Board members, consistent with criteria established by the NCG Committee, and recommending director nominees to the Board for election at each annual meeting of stockholders. The NCG Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines, establishing a policy with regard to the consideration by the NCG Committee of director candidates recommended by securityholders, establishing procedures to be followed by securityholders submitting such recommendations and establishing a process for identifying and evaluating nominees for the Board, including nominees recommended by securityholders. The NCG Committee met four times during 2006.

A copy of each of our Audit Committee, Compensation Committee and NCG Committee Charters is available on our website at http://www.bostonproperties.com under the heading “Corporate Governance.” These

Charters are also available in print to any stockholder upon written request addressed to Investor Relations, Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, MA 02199.

Our Board of Directors has also established (1) a Special Transactions Committee, the members of which are Messrs. Zuckerman and E. Linde, which may approve acquisitions, dispositions, financings and refinancings involving amounts less than $25 million and may approve refinancings in amounts greater than $25 million if the existing debt is increasing by less than $25 million, and (2) a Significant Transactions Committee, the members of which are Messrs. Zuckerman, E. Linde and Twardock, which may approve acquisitions, dispositions, financings and refinancings involving amounts equal to or greater than $25 million but less than $200 million and may approve refinancings in amounts greater than $200 million if the existing debt is increasing by less than $200 million. The Special Transactions Committee held numerous informal telephonic meetings and took action by written consent six times during 2006. The Significant Transactions Committee also held various informal telephonic meetings, met one time and took action by written consent four times during 2006.

Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Boston Properties or to discharge specific duties delegated to the committee by the full Board of Directors.

Consideration of Director Nominees

Securityholder Recommendations.    The NCG Committee’s current policy is to review and consider any director candidates who have been recommended by securityholders in compliance with the procedures established from time to time by the NCG Committee. All securityholder recommendations for director candidates must be submitted to our Secretary at Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, MA 02199-7610, who will forward all recommendations to the NCG Committee. We did not receive any securityholder recommendations for director candidates for election at the 2007 annual meeting in compliance with the procedures set forth below. All securityholder recommendations for director candidates for election at the 2008 annual meeting of stockholders must be submitted to our Secretary on or before December 8, 2007 and must include the following information:

•	the name and address of record of the securityholder;

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a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934;

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the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

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a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

•	a description of all arrangements or understandings between the securityholder and the proposed director candidate;

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the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Board Membership Criteria.    The NCG Committee has established criteria for NCG Committee-recommended director nominees. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended nominee for a position on the Board:

•	the candidate must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	the candidate must be highly accomplished in his or her respective field, with superior credentials and recognition;

•	the candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;

•	the candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the nominee may serve;

•

the candidate’s principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director’s responsibilities to us and our stockholders; and

•	to the extent the candidate serves or has previously served on other boards, the candidate must have a history of actively contributing at board meetings.

In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:

•	a majority of the Board of Directors shall be “independent” as defined by the NYSE Rules;

•	each of its Audit, Compensation and NCG Committees shall be comprised entirely of independent directors; and

•

at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Finally, in addition to any other standards the NCG Committee may deem appropriate from time to time for the overall structure and composition of the Board, the NCG Committee may consider the following factors when recommending director candidates to the full Board for nomination, or presenting director candidates to the full Board for consideration:

•	whether the candidate has direct experience in the real estate industry or in the markets in which we operate; and

•	whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Identifying and Evaluating Nominees.    The NCG Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chairman, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate.

The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a securityholder in compliance with the NCG Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the NCG Committee may consider, in addition to the minimum qualifications for NCG Committee-recommended director nominees, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence and the needs of the Board. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a securityholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Communications with the Board

If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of Boston Properties, Inc.], c/o Compliance Officer, Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, MA 02199-7610.

If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Chair of the Audit Committee of Boston Properties, Inc., c/o Compliance Officer, Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, MA 02199-7610. You are welcome to make any such reports anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of Boston Properties, Inc., c/o Compliance Officer, Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, MA 02199-7610.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Officer will be forwarded by the Compliance Officer promptly to the addressee(s).

Corporate Governance Guidelines

Our Board of Directors adopted Corporate Governance Guidelines, a copy of which is available on our website at http://www.bostonproperties.com under the heading “Corporate Governance.” These Guidelines are also available in print to any stockholder upon written request addressed to Investor Relations, Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, MA 02199.

Code of Business Conduct and Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics, which governs business decisions made and actions taken by our directors, officers and employees. A copy of this code is available on our website at http://www.bostonproperties.com under the heading “Corporate Governance.” We intend to disclose on this website any amendment to, or waiver of, any provision of this Code applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE Rules. A copy of this Code is also available in print to any stockholder upon written request addressed to Investor Relations, Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, MA 02199.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

At the annual meeting, three Class I directors will be elected to serve until the 2010 annual meeting and until their respective successors are duly elected and qualified. Following the recommendation of the NCG Committee, our Board of Directors has nominated Messrs. Mortimer B. Zuckerman and Richard E. Salomon and Ms. Carol B. Einiger to serve as Class I directors. Each nominee is currently serving as a director of Boston Properties. In making its recommendations, the NCG Committee considered a number of factors, including its criteria for Board membership, which included the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on the Board. Our Board of Directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

Vote Required

Directors are elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, but they will be counted when determining whether there is a quorum present.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES, MORTIMER B. ZUCKERMAN, CAROL B. EINIGER AND RICHARD E. SALOMON. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees, Other Directors and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as Class I directors at the annual meeting, each director who is not standing for election and the executive officers who are not directors, based on information furnished to Boston Properties by each nominee, director and executive officer as of February 1, 2007. Each executive officer holds office until the regular meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Nominees for Election as Class I Directors — Terms Expiring 2007

Mortimer B. Zuckerman.    Mr. Mortimer B. Zuckerman serves as Chairman of the Board of Directors of Boston Properties and has been a director since June 23, 1997. Mr. Zuckerman co-founded Boston Properties in 1970 after spending seven years at Cabot, Cabot & Forbes where he rose to the position of Senior Vice President and Chief Financial Officer. He is also Chairman and Editor-in-Chief of U.S. News & World Report and Chairman and Publisher of the New York Daily News. He serves as trustee of Memorial Sloan-Kettering and he is also a member of the JPMorgan National Advisory Board, the Council on Foreign Relations, the Washington Institute for Near East Studies and the International Institute of Strategic Studies. He is also a former Associate Professor of City and Regional Planning at the Harvard Graduate School of Design, a former lecturer of City and Regional Planning at Yale University and a past president of the Board of Trustees of the Dana Farber Cancer Institute in Boston. Mr. Zuckerman was awarded the Commandeur De L’Ordre des Arts et des Lettres by the government of France, the Lifetime Achievement Award from Guild Hall and the Gold Medal from the American Institute of Architecture in New York. Mr. Zuckerman is a graduate of McGill University in Montreal where he received an undergraduate degree in 1957 and a degree in law in 1961. He received an MBA with distinction from the Wharton School, University of Pennsylvania in 1961 and an LLM from Harvard University in 1962. He has also received three honorary degrees. He is 69 years old.

Carol B. Einiger.    Ms. Carol B. Einiger has been a director since May 5, 2004. Ms. Einiger is President of Post Rock Advisors, LLC, a private investment advisory firm established in 2005. She served as Chief Investment Officer of The Rockefeller University from 1996 to 2005. Ms. Einiger began a 20-year investment banking career in 1971 at Goldman, Sachs & Co. and worked at The First Boston Corporation from 1973 to 1988, becoming Managing Director and head of the Capital Markets Department and the Short-Term Finance Department. In 1988, Ms. Einiger became Executive-in-Residence and Visiting Professor at Columbia Business School, and in 1989 she joined Wasserstein Perella & Co. as Managing Director. She joined the Edna McConnell Clark Foundation in 1992, serving as Chief Financial Officer and then Acting President until 1996. Ms. Einiger serves on the Board of Overseers of Columbia Business School, the Investment Committee of the Museum of Modern Art and the Advisory Board of Blackstone Alternative Asset Management. She previously served on the Board of Directors of Credit Suisse First Boston (USA), Inc. and as a Trustee and Member of the Investment Board of the University of Pennsylvania. Ms. Einiger is the recipient of numerous awards, including the Alumni Award of Merit of the University of Pennsylvania, the Columbia Business School Distinguished Alumna Award, the Anti-Defamation League Woman of Achievement Award and the Catalyst Award for Corporate Leadership. She received a BA from the University of Pennsylvania and an MBA from Columbia University Graduate School of Business. She is 57 years old.

Richard E. Salomon.    Mr. Richard E. Salomon has been a director since November 12, 1998. He is President of Mecox Ventures, a private investment company. Mr. Salomon was President and Managing Director of the investment advisory firm, Spears, Benzak, Salomon & Farrell from 1982 until 2000. Mr. Salomon serves as Senior Advisor to Mr. David Rockefeller. He represented Rockefeller interests on the Executive Committee of Embarcadero Center from 1977 until 1998. In addition, he is Chairman of the Advisory Board of Blackstone Alternative Asset Management Group and Vice Chairman of the Board of Trustees of The Rockefeller University. He is a trustee of the Council on Foreign Relations, the Museum of Modern Art and the Alfred P. Sloan Foundation. Mr. Salomon is also a member of the Investment Committee at the Council on Foreign Relations, the Rockefeller University, the Museum of Modern Art and the Alfred P. Sloan Foundation. He received a BA from Yale University in 1964 and an MBA from Columbia University Graduate School of Business in 1967. He is 64 years old.

Incumbent Class II Directors — Terms Expiring 2008

Lawrence S. Bacow.    Mr. Lawrence S. Bacow has been a director since May 7, 2003. Since September 2001, Mr. Bacow has served as President of Tufts University. Prior to his appointment to this position, Mr. Bacow served in various capacities at the Massachusetts Institute of Technology, including Chancellor from August 1998 to June 2001. During his 24-year tenure at the Massachusetts Institute of Technology, Mr. Bacow was the Lee and Geraldine Martin Professor of Environmental Studies in the Department of Urban Studies and Planning and he also served as the Director of the MIT Center for Real Estate Development, the Chair of the MIT Council on the Environment and the Chairman of the Faculty of the Massachusetts Institute of Technology. Mr. Bacow serves as a director of Tufts University, WGBH, Cummings Foundation, Campus Compact, Wheaton College and the Association of Independent Colleges and Universities of Massachusetts. He received a BS in Economics from the Massachusetts Institute of Technology and a Ph.D., an MPP and a JD from Harvard University. He is 55 years old.

Zoë Baird.    Ms. Zoë Baird has been a director since May 11, 2005. Since January 1998 she has served as President of the Markle Foundation, a private philanthropy that focuses on using information and communications technologies to address critical public needs, particularly in the areas of health care and national security. Ms. Baird serves as Co-Chair of the Markle Task Force on National Security in the Information Age and participates in the Steering Committee of Markle’s Connecting for Health Initiative. Ms. Baird previously had been Senior Vice President and General Counsel of Aetna, Inc., an international insurance company, from 1990 to 1996, and a senior visiting scholar at Yale Law School from 1996 to 1997. Prior to holding such positions, Ms. Baird had served as Counselor and Staff Executive of General Electric Co., a partner in the international law firm of O’Melveny and Myers, an associate general counsel to President Jimmy Carter and an attorney in the Office of Legal Counsel of the United States Department of Justice. Ms. Baird founded and serves as Chair Emeritus on the board of Lawyers for Children America, which is concerned with the impact of violence on children. Ms. Baird is a member of the Council on Foreign Relations and the American Law Institute, and she serves on the boards of Convergys Corporation and The Chubb Corporation. She also serves as a trustee of The Brookings Institution, a director of King Hussein Foundation and serves as secretary and treasurer of the U.S. China Youth Forum. She has also served on the Technology & Privacy Advisory Committee to the United States Secretary of Defense from 2003 to 2004, President Clinton’s Foreign Intelligence Advisory Board from 1993 to 2001 and the International Competition Policy Advisory Committee to the United States Attorney General from 1997 to 2000. Ms. Baird received an undergraduate degree from the University of California at Berkeley with majors in communications and public policy, as well as political science. She also received a JD from the University of California at Berkeley’s Boalt School of Law. She is 54 years old.

Alan J. Patricof.    Mr. Alan J. Patricof has been a director since June 23, 1997. Mr. Patricof is Managing Director of Greycroft, LLC, a venture capital partnership formed in 2006, and Co-Founder of Apax Partners, L.P., a venture capital and private equity investment company with operations across Asia, Europe, Israel and the United States — formerly Patricof & Co. Ventures, the company he founded in 1969. He also serves as a director of Audible, Inc., Handmark, Inc., The Johnny Rockets Group, Inc., The NewsMarket, VoodooVox, Paid Content, TAKKLE, and Pump Audio. He is a board member of TechnoServe, the Trickle Up Program, National Foundation for Teaching Entrepreneurship (NFTE) and the Global Advisory Board of Endeavor, Inc. In addition, he is a board member of the Nigerian Honorary International Investor Council, the New York Small Business Venture Fund and New Jobs for New York Association, and is an Advisory Board member of the African Venture Capital Association. He also serves on the Board of Trustees of Columbia University Graduate School of Business and the Council on Foreign Relations (where he is also a member of its African Policy Board). Mr. Patricof received a BS in Finance from Ohio State University and an MBA from Columbia University Graduate School of Business. He is 72 years old.

Martin Turchin.    Mr. Martin Turchin has been a director since June 23, 1997. Mr. Turchin serves as Vice-Chairman of CB Richard Ellis, the world’s largest real estate services company. From 1985 until its merger with CB Richard Ellis in July 2003, Mr. Turchin served as Vice-Chairman of Insignia/ESG, Inc., a subsidiary of Insignia Financial Group, which was one of the nation’s largest commercial real estate brokerage, consulting and management firms. Prior to joining Insignia/ESG, Inc., he spent 14 years with Kenneth E. Laub & Company, Inc. where he was involved in real estate acquisition, financing, leasing and consulting. Mr. Turchin has more than 30 years experience as a commercial real estate broker, consultant and advisor and has been involved in some of the largest real estate transactions in the United States. During his career, he has orchestrated more than 50 million square feet of real estate transactions. Mr. Turchin is a three-time recipient of the Real Estate Board of New York’s “Most Ingenious Deal of the Year Award” and a two-time recipient of the “Robert T. Lawrence Award.” Mr. Turchin holds a BS from City College of the University of New York and a JD from St. John’s Law School. He is 65 years old.

Incumbent Class III Directors — Terms Expiring 2009

William M. Daley.    Mr. William M. Daley has been a director since May 7, 2003. Mr. Daley has served as Chairman of the Midwest Region for JP Morgan Chase & Co., a global financial services firm, and on the JP Morgan Chase & Co. Executive Committee and its International Council since May 2004. Mr. Daley served as President of SBC Communications, Inc. from December 2001 to May 2004. Prior to his appointment with SBC Communications, Inc., Mr. Daley served as Vice Chairman of Evercore Capital Partners L.P., a private equity investment firm. He also served as United States Secretary of Commerce from January 1997 to July 2000 and as Chairman of the 2000 presidential election campaign of Vice President Al Gore. Mr. Daley serves as a director of

Abbott Laboratories, The Boeing Company, The Art Institute of Chicago, Joffrey Ballet of Chicago, Loyola University, Northwestern Memorial Hospital and Northwestern University and is a member of the Council on Foreign Relations. He received a BA from Loyola University and an LLB from John Marshall Law School. Mr. Daley has resigned from the Board of Directors, effective May 15, 2007, the date of the 2007 annual meeting of stockholders. He is 58 years old.

Edward H. Linde.    Mr. Edward H. Linde has served as President and Chief Executive Officer of Boston Properties and has been a director since June 23, 1997. Mr. Linde co-founded Boston Properties in 1970 after spending five years at Cabot, Cabot & Forbes, where he became Vice President and Senior Project Manager. Mr. Linde serves as Chairman of the Board of Trustees of the Boston Symphony Orchestra and a director of Jobs for Massachusetts. He is a past Chairman of the Board of the Beth Israel Hospital, which subsequently merged to become the Beth Israel Deaconess Medical Center and currently serves as a Trustee. Mr. Linde is a member of The Real Estate Roundtable and serves on the Executive Committee of the National Association of Real Estate Investment Trusts, or NAREIT. Mr. Linde received a BS in Civil Engineering from the Massachusetts Institute of Technology in 1962 and an MBA from Harvard Business School. His son, Douglas T. Linde, serves as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Linde is 65 years old.

David A. Twardock.    Mr. David A. Twardock has been a director since May 7, 2003. Mr. Twardock is the President and Chief Executive Officer of Prudential Mortgage Capital Company, LLC, the real estate finance affiliate of Prudential Financial, Inc. Since 1982, Mr. Twardock has held numerous positions relating to real estate equity and debt with Prudential, including his position from 1996 to November 1998 as Senior Managing Director of Prudential Realty Group. Mr. Twardock is a member of the Urban Land Institute, International Council of Shopping Centers, the Economics Club of Chicago, and the Real Estate Roundtable where he previously served as Chairman of the Real Estate Capital Policy Advisory Committee. Mr. Twardock serves as a director of Prudential Mortgage Capital Holdings Corp. and its various subsidiaries, Prudential Asset Resources, Inc., and Prudential Realty Securities, Inc. He received a BS in Civil Engineering from the University of Illinois and an MBA in Finance and Behavioral Science from the University of Chicago. He is 49 years old.

Executive Officers who are not Directors

Douglas T. Linde.    Mr. Douglas T. Linde serves as Executive Vice President, Chief Financial Officer and Treasurer. He was promoted from Senior Vice President to Executive Vice President in January 2005. Prior to becoming Chief Financial Officer and Treasurer in 2000, he served as Senior Vice President for Finance and Capital Markets. In his current role, Mr. Linde oversees the finance, accounting, internal audit and investor relations departments and is also responsible for capital raising, financial strategy and planning. He joined Boston Properties in January 1997 as Vice President of Acquisitions and New Business to help identify and execute acquisitions and to develop new business opportunities. Prior to joining Boston Properties, Mr. Linde served from 1993 to 1997 as President of Capstone Investments, a Boston real estate investment company. From 1989 to 1993, he served as Project Manager and Assistant to the Chief Financial Officer of Wright Runstad and Company, a private real estate developer in Seattle, WA. He began his career in the real estate industry with Salomon Brothers’ Real Estate Finance Group. Mr. Linde is a trustee of the Beth Israel Deaconess Medical Center and serves on the Finance Committee and is a director of the Boston Municipal Research Bureau. Mr. Linde received a BA from Wesleyan University in 1985 and an MBA from Harvard Business School in 1989. Mr. Linde’s father, Edward H. Linde, serves as our President and Chief Executive Officer and a director. Mr. Linde is 43 years old.

E. Mitchell Norville.    Mr. E. Mitchell Norville serves as Executive Vice President for Operations with responsibilities for administrative policy and day-to-day control of our operations. Prior to his promotion to this position in September 2005, Mr. Norville served as Senior Vice President and Regional Manager of our Washington, D.C. office, a position he held since March 1998. In that capacity he was in charge of all development activities as well as being responsible for all leasing, construction, property management and administrative activities. From 1994 to 1998, he served as Senior Vice President and Senior Project Manager in

our Washington, D.C. region, with responsibilities for various project developments. Since joining Boston Properties in 1984, Mr. Norville has been directly responsible for over 7.5 million square feet of new development and renovation projects. He received a BS in Mechanical Engineering from Clemson University in 1980 and an MBA from the University of Virginia in 1984. He is 48 years old.

Raymond A. Ritchey.    Mr. Raymond A. Ritchey serves as Executive Vice President and National Director of Acquisitions and Development. Prior to his appointment in April 1998 to this position, he served as Senior Vice President and Co-Manager of our Washington, D.C. office. In his current position, Mr. Ritchey is responsible for all business development, leasing and marketing as well as new opportunity origination in the Washington, D.C. area. He also directly oversees similar activities on a national basis. Mr. Ritchey joined us in 1980, leading our expansion to become one of the dominant real estate firms in the Washington, D.C. metropolitan area. For four years prior to joining us, Mr. Ritchey was one of the leading commercial real estate brokers in the Washington, D.C. area with Coldwell Banker. He is a 1972 graduate of the U.S. Naval Academy and a 1973 graduate of the U.S. Naval Post Graduate School in Monterey, California. He is 56 years old.

Peter D. Johnston.    Mr. Peter D. Johnston serves as Senior Vice President and Regional Manager of our Washington, D.C. office. He is in charge of all operations including project development, leasing, construction, property management and administrative activities for our Washington, D.C. office, with a staff of approximately 200 people. Mr. Johnston joined the Company in 1987. In 1989 he was promoted to Project Manager, with subsequent promotions in 1991 to Vice President and in 1997 to Senior Vice President. In 2003 he was appointed head of the Development team in the Washington Region and held this position until his promotion in September 2005 to the position of Regional Manager. Mr. Johnston has been directly responsible for over 4 million square feet of new development and renovation projects. He is a past member of the board of directors of the Northern Virginia Chapter of NAIOP. Mr. Johnston received a BA in Business Administration from Roanoke College, an MA in 1982 from Hollins College and an MBA in 1987 from the University of Virginia. He is 48 years old.

Bryan J. Koop.    Mr. Bryan J. Koop serves as Senior Vice President and Regional Manager of our Boston office. Mr. Koop is responsible for overseeing the operation of our existing regional portfolio in the Boston area, which includes the Prudential Center and Cambridge Center. He is also responsible for developing new business opportunities in the area. Prior to joining us in 1999, Mr. Koop served at Trammell Crow Company from 1982 to 1999 where his career covered high-rise office building leasing and the development of commercial office buildings and shopping centers. From 1993 to 1999, his position was Managing Director and Regional Leader for Trammell Crow Company’s New England region, which included all commercial office and shopping center operations. Mr. Koop is a member of the Board of Directors for the Massachusetts Chapter of NAIOP (National Association of Industrial and Office Properties). Mr. Koop received a BBA in 1980 and an MBA in 1982 from Texas Christian University. He is 48 years old.

Mitchell S. Landis.    Mr. Mitchell S. Landis serves as Senior Vice President and Regional Manager of our Princeton office. Prior to his appointment to this position in February 2001, he served as Vice President and Regional Manager of our Princeton office. He is responsible for overseeing development, leasing and management for the Carnegie Center and Tower Center assets and for the pursuit of new business opportunities in the region. Mr. Landis joined Boston Properties in June 1998 when the assets of The Landis Group, for which he was Chief Operating Officer, were acquired. For 19 years prior to that, he owned and operated Landis Food Services, a restaurant franchiser and owner in the Northeast United States and Canada. Mr. Landis received a BS degree in Economics from New York University in 1973 and completed coursework toward a masters degree in Economics in 1975. Mr. Landis is 56 years old.

Robert E. Pester.    Mr. Robert E. Pester serves as Senior Vice President and Regional Manager of our San Francisco office, with responsibility for all of our activities on the West Coast. Mr. Pester is responsible for overseeing existing operations at the Embarcadero Center and our other Bay Area properties on the Peninsula and in Silicon Valley, and developing new business opportunities in the area. Prior to joining us in 1998, he served as Executive Vice President and Chief Investment Officer of Bedford Property Investors, a real estate investment trust in Lafayette, CA, where he led the acquisitions and development program. Prior to 1994, he was President of Bedford Property Development, a private West Coast development concern that held more than $2 billion in real estate assets. From 1980 to 1989, he was a leading commercial real estate broker with Cushman & Wakefield in northern California, where he last served as Vice President. He is a 1979 graduate of the University of California at Santa Barbara with a BA in economics and political science. He is 50 years old.

Robert E. Selsam.    Mr. Robert E. Selsam serves as Senior Vice President and Regional Manager of our New York office. He oversees all aspects of our New York activities, including development, acquisitions, leasing and building operations. He joined us as a Vice President in 1984, prior to which he was Director of Planning for the Metropolitan Transportation Authority of the State of New York. Mr. Selsam is a member of the Board of Governors of the Real Estate Board of New York and is a board member and Secretary of the New York Building Congress. He is also a trustee of Phipps Houses, Chairman of the Salvadori Center and a member of the Advisory Board of Goldman Family Enterprises. He received a BA from the University of Pennsylvania in 1968 and an MS in Urban Planning from the Columbia University School of Architecture in 1970. He is 60 years old.

Frank D. Burt.    Mr. Frank D. Burt serves as Senior Vice President and General Counsel, a position he has held since 2003. He is responsible for overseeing the legal department and the delivery of legal services for Boston Properties. Mr. Burt has served in various capacities since he joined us in 1986, and he represented us in the acquisition of the Prudential Center in Boston and the Embarcadero Center in San Francisco, as well as in the development and leasing of 111 Huntington Avenue in Boston. He previously worked in the real estate department at Nutter, McClennen & Fish in Boston. Mr. Burt is a member of the Boston Bar Association and a speaker for Massachusetts Continuing Legal Education. Mr. Burt received a BA, magna cum laude, from Brown University in 1980 and a JD, cum laude, from the University of Pennsylvania Law School in 1983. Mr. Burt is 48 years old.

Arthur S. Flashman.    Mr. Arthur S. Flashman serves as Vice President and Controller. He is responsible for overseeing financial reporting, property accounting and tax compliance and is also responsible for providing transactional support on capital markets activity. Prior to joining us in 2002, Mr. Flashman served as an Asset Manager with the Winn Companies and previous to this role he was with PricewaterhouseCoopers LLP where he specialized in real estate, serving both public REITs and private institutional funds. Mr. Flashman is a member of the Best Financial Practices Council of NAREIT and a member of the Real Estate Roundtable. He also serves as co-chairman of the accounting committee of NAREIT. Mr. Flashman received a BS/BA in finance and accounting from Boston University in 1984 where he was elected to the Beta Alpha Psi honor society. Mr. Flashman is 45 years old.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The table below shows the amount of common stock of Boston Properties, Inc. and units of partnership interest in Boston Properties Limited Partnership (the “Operating Partnership”) beneficially owned as of March 1, 2007 by:

•	each director;

•

the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and the two other most highly compensated executive officers of Boston Properties, each of whose compensation exceeded $100,000 during the fiscal year ended December 31, 2006 (the “named executive officers”);

•	all directors and executive officers of Boston Properties as a group; and

•	each person known by Boston Properties to be the beneficial owner of more than 5% of our outstanding common stock.

On March 1, 2007, there were:

(1)	118,955,540 shares of our common stock outstanding;

(2)	20,331,657 common units of partnership interest in the Operating Partnership (“common units”) outstanding (other than the common units held by Boston Properties), each of which is redeemable for one share of Boston Properties’ common stock (if Boston Properties elects to issue common stock rather than pay cash upon such redemption);

(3)	673,242 long term incentive units of partnership interest in the Operating Partnership issued pursuant to the Long Term Incentive Plan (“LTIP units”), each of which, upon the satisfaction of certain conditions, is convertible into one common unit; and

(4)	1,277,463 Series Two preferred units of partnership interest in the Operating Partnership (“Series Two preferred units”), each of which is currently convertible into approximately 1.312336 common units (or a total of 1,676,460 common units).

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership(1)	Percent of All Common Stock and Units(2)	Percent of All Common Stock(3)
Directors and Named Executive Officers
Mortimer B. Zuckerman(4)	9,253,346	6.48%	7.32%
Lawrence S. Bacow(5)	7,439	**	**
Zoë Baird(6)	2,404	**	**
William M. Daley(7)	7,272	**	**
Carol B. Einiger(8)	4,704	**	**
Edward H. Linde(9)	8,278,952	5.83	6.53
Alan J. Patricof(10)	17,087	**	**
Richard E. Salomon(11)	24,565	**	**
Martin Turchin(12)	23,709	**	**
David A. Twardock(13)	7,246	**	**
Douglas T. Linde(14)	275,611	**	**
E. Mitchell Norville(15)	226,080	**	**
Raymond A. Ritchey(16)	564,747	**	**

All directors and executive officers as a group (20 persons)(17)	19,049,896	13.25%	14.06%

5% Holders
Cohen & Steers, Inc.(18)	7,999,782	5.65%	6.73%
Cohen & Steers Capital Management, Inc.(18)	7,963,610	5.62	6.69
The Vanguard Group(19)	7,677,533	5.42	6.45
Barclays Global Investors, NA(20)	6,488,777	4.58	5.45
Morgan Stanley(21)	6,292,695	4.44	5.29
Stichting Pensioenfonds ABP(22)	6,222,437	4.39	5.23

*	Unless otherwise indicated, the address is c/o Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610.
**	Less than 1%.
(1)

The number of common shares “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (i) any shares as to which the person or entity has sole or shared voting power or investment power and (ii) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 1, 2007, including any shares which could be purchased by the exercise of options at or within 60 days after March 1, 2007. For purposes of the table, Boston Properties has (a) assumed that all of the conditions required for all LTIP units to be convertible into an equal number of common units have been satisfied (other than vesting), (b) counted the beneficial ownership of common units, LTIP units and Series Two preferred units as the beneficial ownership of the number of shares of common stock for which such units may be redeemed (assuming, in the case of LTIP units and Series Two preferred units, that they have first been converted into common units) if Boston Properties elects to issue common stock rather than pay cash upon such redemption and (c) included the beneficial ownership of deferred stock units as the beneficial ownership of the number of shares of common stock for which such deferred stock units will be converted. Ownership of common units, LTIP units and Series Two preferred units technically does not constitute beneficial ownership of common stock under SEC Rule 13d-3 because, pursuant to section 8.6 of the limited partnership agreement of the Operating Partnership, the holders of the common units, LTIP units and Series Two preferred units do not have the right to require Boston Properties to exchange such common units, or the common units into which LTIP units and Series Two preferred units are convertible, for shares of common stock. Deferred stock units are granted under our 1997 Stock Plan pursuant to an election by each of our non-employee directors to defer his or her cash compensation and to receive his or her cash compensation in the form of Boston Properties common stock upon the director’s retirement from our Board of Directors. See “Director Compensation” below. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units. Holders of common units, LTIP units, Series Two preferred units and deferred stock units are not entitled to vote such units on any of the matters presented at the 2007 annual meeting.

(2)	The total number of shares and units outstanding used in calculating this percentage (a) assumes that all of the common units, LTIP units and Series Two preferred units outstanding held by all persons or entities other than Boston Properties are presented (assuming conversion in full into common units, if applicable) to Boston Properties for redemption and acquired by Boston Properties for shares of common stock, (b) does not separately include outstanding common units held by Boston Properties, as these common units are already reflected in the denominator by the inclusion of all outstanding shares of common stock, (c) assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 1, 2007 held by the person and that no options held by other persons are exercised and (d) assumes the conversion into shares of common stock of all deferred stock units held by the person and that no deferred stock units held by other persons are converted.
(3)	The total number of shares outstanding used in calculating this percentage assumes (a) that all common units, LTIP units and Series Two preferred units held by the person are presented (assuming conversion in full into common units, if applicable) to Boston Properties for redemption and acquired by Boston Properties for shares of common stock and that no units held by other persons or entities are presented for redemption, (b) the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 1, 2007 held by the person and that no options held by other persons are exercised and (c) the conversion into shares of common stock of all deferred stock units held by the person and that no deferred stock units held by other persons are converted.
(4)	Includes 1,787,548 shares of common stock held directly, 6,215,294 common units held directly, 46,474 common units held by limited partnerships of which the sole general partners are limited liability companies of which Mr. Zuckerman is the sole member and manager, 115,846 LTIP units (of which 108,351 LTIP units are subject to vesting), and 1,088,184 shares of common stock underlying currently exercisable stock options. Excludes 529,889 shares of common stock held by The MBZ Charitable Remainder Unitrust, of which Mr. Zuckerman is the grantor, and 1,405,392 common units held by The MBZ 1996 Trust, of which Mr. Zuckerman is the grantor. See also note (9).
(5)	Includes 420 shares of common stock (of which 415 shares are subject to vesting), 2,262 LTIP units (of which 280 LTIP units are subject to vesting) and 4,757 deferred stock units.
(6)	Includes 415 shares of common stock (all of which are subject to vesting), 522 LTIP units (of which 261 LTIP units are subject to vesting) and 1,467 deferred stock units.
(7)	Includes 2,117 shares of common stock (of which 415 shares are subject to vesting), 560 LTIP units (of which 280 LTIP units are subject to vesting) and 4,595 deferred stock units.
(8)	Includes 415 shares of common stock (all of which are subject to vesting), 1,354 LTIP units (of which 280 LTIP units are subject to vesting) and 2,935 deferred stock units.
(9)	Includes 506,503 shares of common stock held directly, 29,000 shares of common stock held through a trust, 5,693,083 common units held by a limited liability company of which Mr. E. Linde is the sole member and manager, 46,474 common units held by limited partnerships of which the sole general partners are limited liability companies of which Mr. E. Linde is the sole manager, 115,846 LTIP units (of which 108,351 LTIP units are subject to vesting) and 482,654 shares of common stock underlying currently exercisable stock options. Also includes 1,405,392 common units held by The MBZ 1996 Trust, of which Mr. E. Linde serves as sole trustee. Mr. E. Linde disclaims beneficial ownership of the common units held by The MBZ 1996 Trust.
(10)	Includes 415 shares of common stock (all of which are subject to vesting), 1,836 LTIP units (of which 280 LTIP units are subject to vesting) and 14,836 deferred stock units.
(11)	Includes 415 shares of common stock (all of which are subject to vesting), 1,836 LTIP units (of which 280 LTIP units are subject to vesting) and 11,637 deferred stock units. Also includes 8,136 Series Two preferred units. Mr. Salomon is deemed to own an aggregate of 10,677 common units into which all Series Two preferred units so held are convertible.

(12)	Includes 3,415 shares of common stock held directly (of which 415 shares are subject to vesting), 350 shares of common stock held by Mr. Turchin’s wife, 650 shares of common stock held through trusts, 1,836 LTIP units (of which 280 LTIP units are subject to vesting), 12,018 deferred stock units and 5,440 shares of common stock underlying currently exercisable stock options. Mr. Turchin has shared voting and dispositive power with respect to 3,000 shares of common stock.
(13)	Includes 415 shares of common stock (all of which are subject to vesting), 2,262 LTIP units (of which 280 LTIP units are subject to vesting) and 4,569 deferred stock units.
(14)	Includes 32,250 shares of common stock held directly (of which 6,817 shares are subject to vesting), 700 shares of common stock held by Mr. D. Linde’s wife, 2,100 shares of common stock held by Mr. D. Linde’s children, 700 shares of common stock held through family trusts, 56,830 common units held directly, 61,951 LTIP units (of which 57,954 LTIP units are subject to vesting) and 121,080 shares of common stock underlying currently exercisable stock options.
(15)	Includes 17,603 shares of common stock (of which 3,409 shares are subject to vesting), 62,445 common units held directly, 17,816 common units held by a limited liability company of which Mr. Norville is the sole manager and a member, 34,394 LTIP units (of which 31,737 LTIP units are subject to vesting) and 93,822 shares of common stock underlying currently exercisable stock options.
(16)	Includes 30,212 shares of common stock (of which 6,817 shares are subject to vesting), 250,570 common units held directly, 35,600 common units held by a limited liability company of which Mr. Ritchey is the sole manager and a member, 63,527 LTIP units (of which 59,530 LTIP units are subject to vesting) and 184,838 shares of common stock underlying currently exercisable stock options.
(17)	Includes an aggregate of 2,509,592 shares of common stock, 13,873,021 common units, 494,106 LTIP units, 8,136 Series Two preferred units (which are convertible into an aggregate of 10,677 common units), 56,817 deferred stock units and 2,105,704 shares of common stock underlying currently exercisable stock options. See also notes (4)—(16) above.
(18)	Information regarding Cohen & Steers, Inc. (“Cohen”) and Cohen & Steers Capital Management, Inc. (“Cohen Capital”) is based solely on a Schedule 13G filed by Cohen, Cohen Capital, and Houlihan Rovers SA with the SEC on February 14, 2005. Cohen’s and Cohen Capital’s address is 757 Third Avenue, New York, New York 10017. The Schedule 13G indicates that Cohen had sole voting power with respect to 6,710,810 shares, sole dispositive power with respect to 7,963,610 shares and shared voting and dispositive power with respect to 36,172 shares of common stock. The Schedule 13G indicates that Cohen Capital had sole voting power with respect to 6,710,810 shares and sole dispositive power with respect to 7,963,610 shares. The Schedule 13G indicates that the total number of shares beneficially owned by Cohen includes 7,963,610 shares beneficially owned by Cohen Capital.
(19)	Information regarding The Vanguard Group (“Vanguard”) is based solely on a Schedule 13G filed by Vanguard with the SEC on February 14, 2007. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G indicates that Vanguard has sole voting power with respect to 127,782 shares of common stock, sole dispositive power with respect to 7,677,533 shares of common stock and no shared voting or dispositive power.
(20)	Information regarding Barclays Global Investors, NA is based solely on a Schedule 13G filed jointly by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited with the SEC on January 23, 2007. Barclay’s address is 45 Fremont Street, San Francisco, California 94105. The Schedule 13G filed by Barclays indicates that (a) Barclays Global Investors, NA has sole voting power with respect to 2,906,687 shares and sole dispositive power with respect to 3,419,113 shares and no shared voting or dispositive power, (b) Barclays Global Fund Advisors has sole voting and dispositive power with respect to 2,568,431 shares and no shared voting or dispositive power, (c) Barclays Global Investors, LTD has sole voting and dispositive power with respect to 341,733 shares and no shared voting or dispositive power, (d) Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and dispositive power with respect to 108,610 shares and no shared voting or dispositive power and (e) Barclays Global Investors Japan Limited has sole voting and dispositive power with respect to 50,890 shares and no shared voting or dispositive power.

(21)	Information regarding Morgan Stanley is based solely on a Schedule 13G filed by Morgan Stanley with the SEC on February 14, 2007. Morgan Stanley’s address is 1585 Broadway, New York, New York 10036. The Schedule 13G indicates that Morgan Stanley had sole voting power with respect to 4,477,619 shares of common stock, shared voting power with respect to 1,292 shares of common stock, sole dispositive power with respect to 6,292,695 shares of common stock and no shared dispositive power.
(22)	Information regarding Stichting Pensioenfonds ABP (“Stichting”) is based solely on a Schedule 13G filed by Stichting with the SEC on February 13, 2007. Stichting’s address is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. The Schedule 13G indicates that Stitching has sole voting and dispositive power with respect to all of the shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the executive officers and directors of Boston Properties, and persons who own more than ten percent of a registered class of Boston Properties’ equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Boston Properties with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy and Objectives

Our executive compensation program is administered under the direction of the Compensation Committee of our Board of Directors. The current members of the Compensation Committee are Messrs. Salomon (Chair) and Twardock and Ms. Baird.

Our executive compensation philosophy is as follows:

•

Attract, retain and reward executives who have the motivation, experience and skills necessary to lead the Company effectively and continue our short-term and long-term profitability, growth and total return to stockholders.

•	Link management’s success in enhancing stockholder value, given market conditions, with executive compensation paid.

•

Base executive compensation levels on the appropriate blend for each executive officer of our financial and operating performance at the corporate level, the regional contribution to our overall financial and operating performance, and the individual contribution of the executive officer to our success. This is particularly appropriate for us given that we are organized into five distinct regions, with executives in each region being held accountable for the operating performance of the assets within their control, and other executives being held accountable for balance sheet management, strategic planning and the allocation of resources to competing growth opportunities.

•	Hold accountable all executive officers for their level of success in attaining specific performance goals that are set for them individually.

•

Position total executive compensation levels to be competitive with other similarly situated public companies, including those in the real estate industry in general and real estate investment trusts, or REITs, in particular, as well as private real estate businesses.

•

Set the blend of cash and non-cash compensation, including salary, annual bonus and long-term incentive compensation, in such a manner as to promote value creation and maximize retention of senior personnel.

•

Align executive interests with stockholder interests by providing a significant portion of total compensation through variable compensation (cash bonuses and equity grants, which may include performance-based as well as time-based vesting).

Setting Executive Compensation

Engagement of Compensation Consultant.    In the fourth quarter of 2006, the Compensation Committee engaged the services of SMG Advisory Group LLC (“SMG”), a nationally recognized consulting firm specializing in the real estate industry. We did not have any prior relationship with SMG. The Compensation Committee directed SMG to, among other things, (1) review and assist the Compensation Committee in evaluating the Compensation Committee’s current compensation philosophy for our executive officers, including the portion of total compensation that is awarded in the form of salary, bonus and equity-based compensation, (2) provide market analysis of competitive pay practices and the adequacy and appropriateness of current compensation arrangements, (3) assist the Company in identifying the relevant peer group(s) for such comparative purposes, (4) recommend to the Compensation Committee any modifications or additions to the Company’s existing compensation programs that it deems advisable, and (5) advise the Compensation Committee as to the appropriate portion of each executive’s annual compensation that should be tied to quantifiable performance metrics, as well as appropriate performance metrics and levels of performance (e.g., threshold, target, etc.) to be used.

Peer Group Analysis.    Based on an extensive review performed by SMG, the Compensation Committee has concluded that despite our superior corporate performance over the past several years, the total compensation payable to our executives has significantly lagged behind our peers. In addition to proposing increases in overall compensation levels for our executive officers, SMG recommended that non-cash compensation in the form of long-term equity grants gradually be increased from historical levels such that, for the most senior executives, it eventually constitutes at least 50% of their total annual compensation. The compensation review by SMG compared our executive pay practices against two different peer groups. The first peer group is relatively broad and included the following 23 public REITs and real estate companies:

AMB Property Corporation

Archstone-Smith Trust

AvalonBay Communities, Inc.

Brandywine Realty Trust

Corporate Office Properties Trust

Cousins Properties Incorporated

Developers Diversified Realty Corporation

Douglas Emmett, Inc.

Duke Realty Corporation

Equity Office Properties Trust

Forest City Enterprises, Inc.

General Growth Properties, Inc.

Host Hotels & Resorts, Inc.

Kilroy Realty Corporation

Kimco Realty Corporation

Liberty Property Trust

Mack-Cali Realty Corporation

ProLogis Trust

Public Storage, Inc.

Simon Property Group, Inc.

SL Green Realty Corp.

Trizec Properties, Inc.

Vornado Realty Trust

The second peer group is comprised of a more selective group of the following seven public REITs that, like us, have a high degree of ownership by founders and/or insiders and that are otherwise more closely comparable to us:

AMB Property Corporation Douglas Emmett, Inc. Equity Office Properties Trust ProLogis Trust SL Green Realty Corp. Trizec Properties, Inc. Vornado Realty Trust

SMG also reviewed data from various sources, mostly proprietary, regarding compensation levels and structures in the private real estate environment, including real estate operating companies, real estate investment management firms, and real estate-focused private equity and hedge funds. As publicly traded REITs face aggressive recruiting by competing private real estate businesses for senior talent, SMG sought to advise the Compensation Committee as to the need to calibrate executive compensation accordingly.

In terms of total shareholder return, over the prior three years we have ranked among the top three companies and above the 90th percentile within both the expanded peer group and the selective peer group. However, the SMG compensation review concluded that the total compensation paid to our named executive officers with respect to 2005 (the latest year for which comprehensive data is publicly available) was generally not commensurate with our performance relative to our peers, in most cases falling below the 75th percentile of both peer groups and in several cases significantly below. As a case in point, the 2005 total compensation of our Chairman and Chief Executive Officer was below the 55th percentile of both the expanded peer group and the selective peer group. In light of this review and in recognition of our superior performance in the prior three years, the Compensation Committee has concluded that it should generally target total compensation for our executive officers in the top quartile of the combined peer groups. This realignment in total compensation with our peers is planned over a two-year period. Projecting an approximate 8% increase in total compensation paid by the Company’s peers over 2005 amounts, on average the 2006 total compensation paid to our executive officers will be slightly below the top quartile of the combined peer groups. 2007 total compensation will be determined on the basis of future performance, but if we continue to perform relative to our peers at a level comparable to the prior three years, the Compensation Committee expects to pay our executives at the appropriate level relative to our peers (generally targeted in the top quartile of the combined peer groups).

Individual Determinations.    To assist in its determination of individual compensation levels, the Compensation Committee asked SMG to develop ranges based on comparable executives within the combined peer groups taking into account job descriptions, leadership roles and historical and expected contribution to different aspects of the business. One of the Compensation Committee’s guiding principles was maintaining substantial parity in total compensation between Messrs. Zuckerman and E. Linde and between Messrs. Ritchey and D. Linde. With respect to Messrs. Ritchey and D. Linde, the levels were such that Mr. D. Linde’s total compensation ranked slightly above the high end of the target range relative to peers for 2006. The Compensation Committee received and considered detailed information regarding the amounts realized and realizable by each named executive officer from compensation decisions made in prior years (e.g., amounts realized and realizable upon exercise of stock option awards), but this information did not affect its compensation decisions with respect to 2006.

Taking into account the information and principles discussed above, the Compensation Committee approved the compensation packages discussed below, which reflected significant increases in base salaries for 2007 and bonus and equity awards in 2007 for our performance in 2006, while also aiming to grow the long-term incentive equity award component of total compensation relative to the cash component. In addition the Compensation Committee has decided to work with SMG to modify our bonus program for 2007 and beyond in such a manner as to place greater emphasis on objective factors, with the goal of reinforcing our pay-for-performance philosophy while also retaining the ability to tailor individual objectives to the different circumstances and expectations of our senior management team, particularly at the regional level.

Compensation Elements

The direct compensation elements used for our executives include the following:

•	Base salary

•	Annual cash incentives

•	Annual long-term equity incentives

•	Employment agreements and change in control programs

•	Perquisites

•	Deferred compensation and other benefits

Base Salary

Base salaries are set for executive officers on the basis of assigned responsibilities. The base salaries of our executive officers are reviewed annually against market data and adjusted to reflect individual roles and performance, our overall financial and operating performance, and where applicable, the regional contribution to our overall financial and operating performance. Consistent with our pay-for-performance philosophy, base salaries generally constitute a relatively small percentage of total compensation, as we expect our executives to receive a majority of their total compensation from annual cash incentives and equity incentives, which are variable and tied to both individual and corporate performance.

In line with the Compensation Committee’s goal to bring our compensation program over time more in line with our combined peer groups, the Compensation Committee approved the following base salaries for 2007, which reflect significant raises:

Name	2007 Base Salary
Mr. Zuckerman	$950,000
Mr. E. Linde	$950,000
Mr. D. Linde	$550,000
Mr. Norville	$475,000
Mr. Ritchey	$600,000

Annual Cash Incentives

Early each year our Compensation Committee, based upon the overall corporate strategy outlined by the Board of Directors and discussions with management, establishes performance goals for each of our executive officers. There are both quantitative and subjective performance goals, and the goals vary from executive to executive, depending on company-wide and/or regional responsibilities. The principal Company-wide quantitative goals for 2006 included, among others:

•	2006 FFO goal of $4.17 to $4.22 per share

•	Increase year-end portfolio-wide occupancy by 40 basis points

•	Manage the successful disposition of more than $2 billion of assets

•

Reach a strategic conclusion regarding the use of proceeds from asset sales, while taking into consideration our funding needs for acquisition and development activity and maintaining a strong balance sheet

The current design of our bonus program is such that the quantitative goals established at the beginning of the year may change due to opportunistic activities and changed circumstances. The achievement of both quantitative and subjective performance goals by our executives does not automatically entitle them to formulaic cash incentive payments, as cash incentive payments are determined at the sole discretion of the Compensation Committee. After the end of the fiscal year, the Compensation Committee evaluates the performance of the Company as a whole and the performance of each executive against his pre-established performance goals in connection with its decision to grant annual cash incentives. The Compensation Committee noted that in 2006 the Company achieved the following:

•	FFO of $4.47 per share exceeded the mid-point of the goal range by approximately 7%

•	Year-end portfolio-wide occupancy increased by 24 basis points, despite the negative impact of the sale of 280 Park Avenue

•

Completed (or had entered into an agreement for) the sale of more than $2.54 billion of assets (including the sale of 280 Park Avenue, 5 Times Square and the Company’s interest in 265 Franklin Street), significantly exceeding the targeted pricing

•	Declared a special dividend of $5.40 per share

In addition to the achievement of these Company-wide quantitative goals, the Compensation Committee took note of the following important accomplishments during 2006:

•	Total return to stockholders of approximately 63%, ranking third within the combined peer group

•	Inclusion in the S&P 500 index

•	Completion of a $450 million offering of 3.75% exchangeable senior notes with a conversion premium of 20%

Other corporate performance goals that applied to some, but not all executive officers, included: increasing net operating income for the “same store” portfolio, managing non-income producing recurring capital expenditures to the annual budget, controlling general and administrative expenses, executing our acquisition and development programs according to plan, formulating and managing both general and specific leasing strategies, optimizing our unsecured borrowing (both pricing and flexibility), and strengthening operational, budgeting and management processes at the property level. In addition each executive officer was given his own set of management goals tailored to his duties and responsibilities, expected contribution to our organization and professional development.

In light of our superior corporate performance in 2006 and over the last three years, the Compensation Committee’s evaluation of and satisfaction with each individual executive officer’s performance relative to his own set of management goals, and the Compensation Committee’s decision to increase the total compensation of our executive officers to target total compensation for our executive officers at or slightly below the top quartile of our combined peer groups, the Compensation Committee approved the following cash bonuses for 2006 (payable in early 2007):

Name	Bonus
Mr. Zuckerman	$1,900,000
Mr. E. Linde	$1,900,000
Mr. D. Linde	$950,000
Mr. Norville	$700,000
Mr. Ritchey	$1,000,000

In addition, the Compensation Committee recognized that last year’s delay in the grant date of equity compensation to April 28, 2006 had a negative impact on employees, including the fact that the employees did not own the equity on the record date for our regular quarterly dividend for the quarter ended March 31, 2006 and therefore did not receive the dividend. Because the Compensation Committee intends for employees to receive dividends/distributions on unvested equity awards, the Compensation Committee determined that it would be appropriate to award a special cash bonus to each recipient of such delayed equity awards in an amount equal to (1) $0.68 (which was the amount of the missed dividend) multiplied by (2) the number of shares/units awarded to such employee on April 28, 2006.

Annual Long-Term Equity Incentives

Our Compensation Committee believes that awards of equity provide our executive officers with long-term incentive compensation that is aligned directly with the achievement of enhanced value for stockholders. Therefore, we provide an annual grant of full-value equity securities to our management team. Our employees have a choice of receiving this grant either in the form of restricted stock or LTIP units, or a combination of both.

LTIP units are a special class of partnership units in our Operating Partnership which provide more favorable tax treatment to the recipients. (See “LTIP Units” below.) We discontinued granting stock options in 2003 because our Compensation Committee believes that awards of restricted stock/LTIP units are a better tool than options to reward performance, serve as a better retention device, are less dilutive, and in general better serve the interests of our stockholders.

Our equity grants previously vested over a five-year period, with none vesting in the first two years (i.e., 0%, 0%, 25%, 35% and 40%). Based on discussions with management and our compensation consultant, our Compensation Committee concluded that this vesting schedule was not in line with market standards and was not achieving its intended retention and compensation goals. Therefore, we have modified the vesting schedule so that equity awards now vest over a four-year period, with 25% of the restricted shares/LTIP units vesting on January 15 of each of the first four years following the date of grant. Vesting accelerates for employees, other than Messrs. Zuckerman and E. Linde, who are (1) over the age of 62 with at least 20 years of service with us or (2) over the age of 65.

The following sets forth the value of restricted stock/LTIP Unit Awards granted to our named executive officers in January 2007, with respect to our performance in 2006. The value of these awards, together with base salaries and cash bonuses paid for 2006 performance, are intended to provide our named executive officers with total compensation at or slightly below the top quartile of the combined peer groups for 2006. These awards also reflect the Compensation Committee’s goal of moving the long-term incentive equity award and aggregate cash components of total compensation close to relative parity over time for our named executive officers.

Name	Value of Restricted Stock/LTIP Unit Awards
Mr. Zuckerman	$3,500,000
Mr. E. Linde	$3,500,000
Mr. D. Linde	$1,700,000
Mr. Norville	$1,000,000
Mr. Ritchey	$1,900,000

Pursuant to our Equity Award Grant Policy discussed below, such awards were issued as of the close of business on February 2, 2007 in the following amounts:

Name	Number of Restricted Stock/LTIP Unit Awards
Mr. Zuckerman	27,585
Mr. E. Linde	27,585
Mr. D. Linde	13,398
Mr. Norville	7,881
Mr. Ritchey	14,974

Equity Award Grant Policy

Under our Equity Award Grant Policy, our annual grants are approved at a meeting of our Compensation Committee held on or around the third week of January each year. Beginning in 2007, the policy specifies the effective grant date for such awards as immediately following the closing of the New York Stock Exchange on the second trading day after the Company publicly releases its financial results for the prior year. We believe the new policy provides increased certainty and transparency for both employees and investors, while allowing the Compensation Committee the necessary flexibility in making decisions consistent with our past practices.

Our Compensation Committee approves equity awards in dollar values, and the number of shares of restricted stock and/or LTIP Units (See “LTIP Units” below) that are actually issued is calculated by dividing the dollar value of the approved awards by the closing market price on the New York Stock Exchange of a share of our common stock on the effective date of grant.

LTIP Units

Since 2003 we have had in place a Long Term Incentive Plan, or LTIP, designed to offer executives the same long-term incentive as restricted stock, while allowing them to enjoy more favorable income tax treatment. The LTIP uses a class of partnership interests in our Operating Partnership, called long term incentive units, or LTIP units. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under the 1997 Stock Plan, reducing availability for other equity awards on a one-for-one basis.

LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our Operating Partnership, which equal per share dividends on our common stock. This treatment with respect to quarterly distributions is analogous to the treatment of restricted stock. The key difference between LTIP Units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units, but can achieve such parity over time upon the occurrence of specified events. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

The LTIP was established under the 1997 Stock Plan as an alternative to our restricted stock program. One key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. As a result, executives may need to sell a portion of their vested shares to pay taxes on their restricted stock awards from prior years. Conversely, under the LTIP an executive would generally be taxed only when he or she chooses to liquidate his or her LTIP units, rather than at the time of vesting.

Our Compensation Committee believes that the LTIP (1) serves our objectives by increasing the after-tax value of a given award of equity interests and, therefore, enhances our equity-based compensation package for executives as a whole, (2) advances the separate goal of promoting long-term equity ownership by executives (see “Mandatory Minimum Equity Ownership Policy for Senior Executives” below), (3) has no adverse impact on dilution as compared to using restricted stock, (4) does not increase the economic cost to us of equity-based compensation awards as compared to using restricted stock awards and (5) further aligns the interests of executives with the interests of stockholders. Based on these considerations, since 2004 we have offered eligible officers and employees a choice between restricted stock and LTIP units on a one-for-one basis for their equity-based incentive compensation awards.

Possible Implementation of an Outperformance Plan

During the first quarter of 2007, the Compensation Committee began evaluating, with the advice of SMG, a new long-term incentive program designed to provide our senior management with the potential to earn significant long-term equity awards subject to the Company achieving superior performance. This kind of plan has become common in the REIT industry in recent years and is often referred to as an “outperformance plan” or “OPP.” The Compensation Committee is continuing its analysis of the possible implementation of an OPP designed to (1) incentivize our senior management to deliver superior market-based performance in terms of total return to shareholders, both in absolute terms and relative to our peers, over a multi-year measurement period, and (2) provide a retention tool over a multi-year vesting period after the performance measurement date.

Mandatory Minimum Equity Ownership Policy for Senior Executives

Our Compensation Committee has always believed that it is important to align the interests of those in senior management positions with those of our stockholders. As one concrete step to ensure such alignment, on January 16, 2003, the Compensation Committee adopted a mandatory stock ownership requirement for senior management. Under this policy all executive vice presidents must achieve minimum equity ownership equal to three times their annual base salary and all senior vice presidents must achieve minimum equity ownership equal to two times their annual base salary, and then maintain such ownership during their continuing employment. Those persons who were senior executives on January 16, 2003 have until January 1, 2008 to achieve this ownership requirement, while those who were or may be hired or promoted to senior management positions after January 16, 2003 will have a five-year period beginning on January 1 of the year following their appointment. Exceptions may be made for significant extenuating personal circumstances. The types of securities that will be counted toward the equity ownership requirement include shares of our common stock, restricted stock, units of limited partnership interest of our Operating Partnership and LTIP units, in each case both vested and unvested, and shares acquired and held through our stock purchase and dividend reinvestment plans. Stock options will not be counted. Our goal in imposing this stock ownership requirement is to demonstrate to our stockholders and the investment community that our senior management is personally committed to our continued financial success.

Employment Agreements

We have entered into employment agreements (see “Potential Payments Upon Termination or Change in Control” below) with each of our named executive officers. These agreements provide for a certain level of severance, generally the sum of base salary plus the prior year’s cash bonus, 12 additional months of vesting in equity-based awards and participation in our health plan for up to 12 months, in the event of a termination of employment by us without cause or by the executives for good reason. In return, each executive agrees, during the term of employment and for one year thereafter, not to compete with us, solicit our tenants or employees or interfere with our relationship with our tenants, suppliers, contractors, lenders, employees or with any governmental agency. We believe that these agreements are fair to the executives and to our stockholders because these agreements provide relatively modest severance in exchange for the negative covenants which protect us. Further, because the severance level is negotiated up front, it makes it easier for our Board to terminate executives for performance reasons without the need for protracted negotiations over severance.

Change in Control Arrangements

We have also entered into agreements with Messrs. Zuckerman and E. Linde to provide them with certain severance benefits in the event of their termination under certain circumstances within 24 months following a “change in control.” (See “Potential Payments Upon Termination or Change in Control” below for further details.) We have also adopted two change in control severance plans, one for our Executive Vice Presidents, the Chief Financial Officer and the Regional Office Heads, and the other for our Senior Vice Presidents and those Vice Presidents with ten (10) or more years of tenure with us. These plans also provide severance benefits in the event of termination of employment under certain circumstances within 24 months following a “change in control.” In all instances, these are “double trigger” arrangements, providing severance benefits only upon involuntary termination or constructive termination of the executive officer. (See “Potential Payments Upon Termination or Change in Control” below for further details.) Under our 1997 Stock Plan, all equity awards become fully vested upon a change in control. In our experience, change in control protection for executive officers is common in the REIT industry. Our Compensation Committee believes it is fair to provide severance protection and accelerated vesting of equity grants upon a change in control. Very often, senior managers lose their jobs in connection with a change in control. By agreeing up front to provide severance benefits and accelerated vesting of equity grants in the event of a change in control, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened change in control and ensure that management is motivated to negotiate the best merger consideration for our stockholders.

Our change in control arrangements also provide for a tax gross-up payment to our named executive officers and other executives covered in the two severance plans described above in the event they become subject to the 20% golden parachute excise tax. We agreed to this payment because at the time of adoption of these plans it was market practice in the REIT industry and because our Compensation Committee believes that our management team should be able to receive what it has bargained for without being subject to this tax.

Perquisites

We provide a car and a full-time driver for the use of our Chairman. This allows our Chairman to use his time efficiently for business purposes during his travel time. The cost to the Company for the car and driver in 2006 was $148,002. For our President and Chief Executive Officer, we provide a Company-owned car (purchased in 2005) for which we pay all maintenance and insurance costs and we also provide him with a designated parking space. The cost to the Company for this car and parking space in 2006 was $11,186. For our other executive officers, we provide a monthly car allowance of $750 and a designated parking space. In addition, in connection with Mr. Norville’s relocation to Boston, Massachusetts from Washington, DC, we provided relocation reimbursements of $140,125, including temporary housing expenses of $50,769, travel expenses of $13,172, relocation expenses of $18,763 and a tax reimbursement payment of $57,421. Apart from these arrangements, we do not provide any other perquisites to our executive officers.

Deferred Compensation Plan

We offer a deferred compensation plan that enables our executives to defer a portion of their base salaries and bonuses. The amounts deferred are not included in the executive’s current taxable income and, therefore, are not currently deductible by us. The executives select from a limited number of mutual funds which serve as measurement funds, and the deferred amounts are increased or decreased to correspond to the market value of the mutual fund investments. Because the measurement funds are publicly traded securities, we do not consider any of the earnings credited under the deferred compensation plan to be “above market.” We do not provide any matching contribution to any executive officer who participates in this plan, other than a limited amount to make up for any loss of matching contributions under our Section 401(k) plan. We have made this plan available to our executives in order to ensure that our benefits are competitive. See “Non-Qualified Deferred Compensation Plan” on page 34.

Other Benefits

Our executives participate in Company-sponsored benefit programs available broadly to generally all our salaried employees, including our employee stock purchase plan and our Section 401(k) plan, which provides a dollar-for-dollar Company matching contribution of 200% of the first 3% of compensation contributed to the plan (utilizing earnings not in excess of an amount established by the Internal Revenue Service ($220,000 in 2006)). Other benefits, such as health and dental plans, group term life insurance, short- and long-term disability insurance and travel accident insurance, are also available generally to all our salaried employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

Our Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we may not deduct compensation of more than $1 million paid to any “covered employee” unless the compensation is paid pursuant to a plan which is performance-related, nondiscretionary and has been approved by our stockholders. To the extent that such compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders. Because we qualify as a REIT under the Internal Revenue

Code, we generally distribute at least 100% of our net taxable income each year and therefore do not pay federal income tax. As a result, and based on the level of cash compensation paid to our executive officers, the possible loss of a federal tax deduction would not be expected to have a material impact on us.

Accounting for Stock-Based Compensation

Beginning on January 1, 2005, we began accounting for stock-based awards in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Boston Properties has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Richard E. Salomon, Chair

Zoë Baird

David A. Twardock

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid for 2006 to the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer and each of the two other named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Mortimer B. Zuckerman Chairman of the Board	2006	600,000	1,916,177	1,062,600	164,886	3,743,663

Edward H. Linde President & Chief Executive Officer	2006	600,000	1,916,177	1,062,600	11,510	3,590,287

Douglas T. Linde Executive Vice President, Chief Financial Officer and Treasurer	2006	488,557	959,244	748,192	28,944	2,224,937

E. Mitchell Norville Executive Vice President for Operations	2006	436,750	704,236	436,191	169,069	1,746,246

Raymond A. Ritchey Executive Vice President and National Director of Acquisitions and Development	2006	488,557	1,009,244	748,192	25,224	2,271,217

(1)	Includes a cash bonus paid in 2007 to reflect performance in 2006 to each of the named executive officers as follows: Messrs. Zuckerman and E. Linde – $1,900,000; Mr. D. Linde – $950,000; Mr. Norville – $700,000; and Mr. Ritchey – $1,000,000. Also includes a special cash bonus awarded to each of the named executive officers as follows: Messrs. Zuckerman and E. Linde – $16,177; Messrs. D. Linde and Ritchey – $9,244; and Mr. Norville – $4,236. The special cash bonuses were awarded by the Compensation Committee to each recipient of equity compensation granted on April 28, 2006 to recognize a missed dividend payment resulting from the delay in the grant date of such equity compensation in an amount equal to (1) $0.68 (which was the amount of the missed dividend) multiplied by (2) the number of shares/LTIP units awarded to such employee on April 28, 2006.
(2)	Represents the proportionate amount of the total fair value of stock and LTIP unit awards recognized by us as an expense in 2006 for financial reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with FAS 123R. The awards for which expense is shown in this table include the awards granted in 2006 described in the Grants of Plan-Based Awards table below, as well as awards granted in 2002, 2003, 2004 and 2005 for which we continued to recognize expense in 2006. A discussion of the assumptions used in calculating these values can be found in Note 17 to our 2006 audited financial statements on page 122 of our annual report on Form 10-K for the year ended December 31, 2006.
(3)	The table below shows the components of this column, which include the life insurance premiums paid by us for group term life insurance, our match for each individual who made 401(k) contributions, the car and driver provided to Mr. Zuckerman, the car provided to Mr. E. Linde, the car allowances provided to Messrs. D. Linde, Ritchey and Norville, the costs to the Company of providing parking spaces to each individual and, in the case of Mr. Norville, the payments made by the Company in connection with his relocation from Washington, D.C. to Boston, including temporary housing allowances, reimbursements of travel and relocation expenses and a tax gross-up payment. The amounts shown for company cars, driver and car allowances in the table below reflect the aggregate cost to the Company without deducting costs attributable to business use.

Component	Mr. Zuckerman	Mr. E. Linde	Mr. D. Linde	Mr. Norville	Mr. Ritchey
Life Insurance	$324	$324	$324	$324	$324
401(k) match	13,200	0	13,200	13,200	13,200
Company Car/Car Allowance	0	4,766	9,000	9,000	9,000
Car and Driver	148,002	0	0	0	0
Parking	3,360	6,420	6,420	6,420	2,700
Housing Expenses	0	0	0	50,769	0
Travel Expenses	0	0	0	13,172	0
Relocation Expenses	0	0	0	18,763	0
Tax Gross-Up	0	0	0	57,421	0

Total “All Other Compensation”	$164,886	$11,510	$28,944	$169,069	$25,224

(4)	The amounts shown in the “Total” compensation column for each named executive officer represents the sum of all columns of the Summary Compensation Table.

Grants of Plan-Based Awards

We have provided the following Grants of Plan Based Awards table to provide additional information about stock awards granted to our named executive officers during the year ended December 31, 2006.

Name	Grant Date	Date of Compensation Committee Approval		All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Mortimer B. Zuckerman	4/28/2006	1/18/2006		23,790	1,953,000
Edward H. Linde	4/28/2006	1/18/2006		23,790	1,953,000
Douglas T. Linde	4/28/2006	1/18/2006		13,594	1,116,000
E. Mitchell Norville	4/28/2006	1/18/2006		6,230	511,500
	8/8/2006	8/9/2005	(3)	5,165	465,000
Raymond A. Ritchey	4/28/2006	1/18/2006		13,594	1,116,000

(1)	Stock awards were made in the form of LTIP units at the election of each named executive officer. Restricted stock and LTIP units are awarded under the 1997 Stock Plan by the Compensation Committee of our Board of Directors. Dividends are payable on restricted stock and distributions are payable on the LTIP units to the same extent and on the same date that dividends and distributions are paid on Boston Properties common stock and common units of the Operating Partnership, respectively. Grantees of restricted stock pay $0.01 per share and grantees of LTIP units pay $0.25 per unit. All of the awards granted on April 28, 2006 vest over a five-year period with none vesting in the first two years, 25% vesting on January 15, 2009, 35% vesting on January 15, 2010 and 40% vesting on January 15, 2011. The grant to Mr. Norville on August 8, 2006 vests ratably over five years from September 1, 2005 (i.e., 20% each year).
(2)	The amounts included in this column represent the full grant date fair value of the restricted stock and LTIP unit awards computed in accordance with FAS 123R. A discussion of the assumptions used in calculating these values can be found in Note 17 to our 2006 audited financial statements on page 122 of our annual report on Form 10-K for the year ended December 31, 2006.
(3)	This grant was made pursuant to Mr. Norville’s amended and restated employment agreement, dated as of August 25, 2005, and was effective upon Mr. Norville’s relocation to the Boston area on August 8, 2006. Such employment agreement was authorized by the Board of Directors on August 9, 2005.

Outstanding Equity Awards at December 31, 2006

The table below shows the outstanding equity awards held by our named executive officers as of December 31, 2006.

	Option Awards			Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares of Stock or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mortimer B. Zuckerman	1,088,184	38.72	2/2/2011	29,982	(4)	3,354,386
				34,489	(5)	3,858,629
				23,790	(6)	2,661,625

Edward H. Linde	682,654	38.72	2/2/2011	29,982	(4)	3,354,386
				34,489	(5)	3,858,629
				23,790	(6)	2,661,625

Douglas T. Linde	38,661	37.45	1/18/2011	1,072	(7)	119,935
	122,419	34.65	1/17/2012	12,784	(8)	1,430,274
				15,990	(4)	1,788,961
				18,969	(5)	2,122,252
				13,594	(6)	1,520,897

E. Mitchell Norville	24,451	37.45	1/18/2011	608	(7)	68,023
	69,371	34.65	1/17/2012	6,393	(8)	715,249
				6,496	(4)	726,772
				8,622	(5)	964,629
				6,230	(6)	697,012
				4,132	(9)	462,288

Raymond A. Ritchey	122,419	37.45	1/18/2011	1,072	(7)	119,935
	122,419	34.65	1/17/2012	12,784	(8)	1,430,274
				15,990	(4)	1,788,961
				18,969	(5)	2,122,252
				13,594	(6)	1,520,897

(1)	This table does not include restricted stock and LTIP unit grants made in February 2007 reflecting performance in 2006 because they were not outstanding at the end of 2006. Such grants are described in the “Compensation Discussion and Analysis” section of this proxy statement.
(2)	In January 2007, we paid a special dividend of $5.40 per share of common stock to all stockholders of record as of the close of business on December 29, 2006. In connection with this special dividend, the Board of Directors adjusted all options that were awarded, but not exercised prior to the ex-dividend date for the special dividend to account for the effect of the special dividend. The number of shares subject to each such option was increased and the exercise price correspondingly decreased such that each option had the same fair value to the holder before and after giving effect to the payment of the special dividend.
(3)	The market value of such holdings is based on the closing market price of our common stock as reported on the New York Stock Exchange on December 29, 2006 of $111.88 per share.
(4)	On January 30, 2004, the named executive officers received awards of LTIP units under the 1997 Stock Plan as follows: Mr. Zuckerman – 29,982 LTIP units; Mr. E. Linde – 29,982 LTIP units; Mr. D. Linde – 15,990 LTIP units; Mr. Norville – 6,496 LTIP units; and Mr. Ritchey – 15,990 LTIP units. These LTIP units vest over five years with no LTIP units vesting in the first two years following the date of grant, 25% vesting on February 1, 2007, 35% vesting on February 1, 2008 and 40% vesting on February 1, 2009.
(5)	On January 28, 2005, the named executive officers received awards of LTIP units under the 1997 Stock Plan as follows: Mr. Zuckerman – 34,489 LTIP units; Mr. E. Linde – 34,489 LTIP units; Mr. D. Linde – 18,969 LTIP units; Mr. Norville – 8,622 LTIP units; and Mr. Ritchey – 18,969 LTIP units. These LTIP units vest over five years with no LTIP units vesting in the first two years following the date of grant, 25% vesting on February 1, 2008, 35% vesting on February 1, 2009 and 40% vesting on February 1, 2010

(6)	On April 28, 2006, the named executive officers received awards of LTIP units under the 1997 Stock Plan as follows: Mr. Zuckerman – 23,790 LTIP units; Mr. E. Linde – 23,790 LTIP units; Mr. D. Linde – 13,594 LTIP units; Mr. Norville – 6,230 LTIP units; and Mr. Ritchey – 13,594 LTIP units. These LTIP units vest over five years with no LTIP units vesting in the first two years following the date of grant, 25% vesting on January 15, 2009, 35% vesting on January 15, 2010 and 40% vesting on January 15, 2011.
(7)	On January 17, 2002, each of Messrs. D. Linde, Norville and Ritchey received an award of restricted common stock under the 1997 Stock Plan as follows: Mr. D. Linde – 5,357 shares; Mr. Norville – 3,036 shares; and Mr. Ritchey – 5,357 shares. These shares vest ratably over five years, with 20% of the total award vesting on each of the first five anniversaries of the grant date.
(8)	On January 24, 2003, each of Messrs. D. Linde, Norville and Ritchey received an award of restricted common stock under the 1997 Stock Plan as follows: D. Linde – 17,045 shares; Mr. Norville – 8,523 shares; and Mr. Ritchey – 17,045 shares. These shares vest over five years with no shares vesting in the first two years following the date of grant, 25% vesting on February 1, 2006, 35% vesting on February 1, 2007 and 40% vesting on February 1, 2008.
(9)	On August 8, 2006, Mr. Norville received an award of 5,165 LTIP units in connection with his relocation to the Boston area. These LTIP units vest ratably over five years from September 1, 2005, with 20% of the total award vesting on each of the first five anniversaries of such date.

Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock exercised by our named executive officers in 2006 and the aggregate number of shares of common stock and LTIP units that vested in 2006. The value realized on exercise is the product of (1) the fair market value of a share of common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (1) the fair market value of a share of common stock on the vesting date, multiplied by (2) the number of shares/LTIP units vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Mortimer B. Zuckerman	0	0	0	0
Edward H. Linde	571,863	39,723,287	0	0
Douglas T. Linde	181,628	11,842,110	6,119	477,627
E. Mitchell Norville	183,943	12,670,499	4,306	359,354
Raymond A. Ritchey	246,080	16,243,650	6,405	499,363

(1)	For Messrs. D. Linde and R. Ritchey, represents the number of common shares that vested in 2006 and for Mr. E. Norville, represents 3,273 common shares and 1,033 LTIP units that vested in 2006.

Non-Qualified Deferred Compensation Plan

We provide our executives with the opportunity to defer up to 20% of their base salary and cash bonuses. Deferrals are credited with earnings or losses based upon the executive’s selection of 14 measurement funds which are all publicly traded mutual funds. Executives may change their selection of measurement funds on a daily basis. The table below summarizes the annual rate of return for the year ended December 31, 2006 for the 14 measurement funds:

Pimco Low Duration Bond	3.50%	Phoenix Real Estate	36.27	%(1)
Pimco Total Return Bond	3.74%	T. Rowe Price Mid-Cap Value	20.24%
Oakmark Equity & Income	10.82%	Artisan Mid-Cap	9.65%
T. Rowe Price Equity Index	15.41%	American Beacon Small Cap Value	14.39%
Davis NY Venture	15.12%	Manager Fremont Inst Micro-Cap	12.03%
AmCent Large Company Value	19.81%	Templeton Foreign	19.93%
T. Rowe Price Growth Stock	14.05%	Domini Social Equity	12.59%

(1)	Phoenix Real Estate was added effective June 1, 2006.

Benefits under the deferred compensation plan are generally paid in a lump sum upon the executive’s termination of employment prior to attainment of retirement age (age 65 or age 55 with seven years of service) or the executive’s death, or in a lump sum or annual installments for a period of up to 15 years (as previously selected by the executive) upon the executive’s retirement. Payment will generally start or be made no later than January 15 following the year of termination or retirement. Executives may also at the time of deferral elect a fixed distribution date which must be at least five years after the end of the calendar year in which amounts are deferred. The deferred compensation plan also permits an in-service withdrawal of amounts deferred before 2005, subject to a withdrawal penalty equal to 10% of the amount withdrawn.

The following table outlines deferrals made by our named executive officers to the deferred compensation plan during the year ended December 31, 2006, the earnings during the year, and the aggregate account balance of each named executive officer under the deferred compensation plan as of December 31, 2006.

Name	Executive Contributions in 2006 ($)(1)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/06 ($)
Mortimer B. Zuckerman	0	0	0	0	0
Edward H. Linde	340,000	0	236,152	0	1,864,547
Douglas T. Linde	0	0	0	0	0
E. Mitchell Norville	0	0	5,051	0	51,644
Raymond A. Ritchey	48,856	0	33,951	0	288,119

(1)	Of these amounts, (a) $120,000 of Mr. E. Linde’s contributions and the entire amount of Mr. Ritchey’s contributions are also included in the Summary Compensation Table on page 30 in the salary column and (b) $220,000 of Mr. E. Linde’s contributions were also included as a 2005 bonus in the Summary Compensation Table included in our 2006 proxy statement.

Potential Payments Upon Termination or Change in Control

Mr. Mortimer B. Zuckerman, as Chairman of the Board of Directors, and Mr. Edward H. Linde, as President and Chief Executive Officer, each has an employment and noncompetition agreement with us. During the terms of such agreements, Mr. Zuckerman will devote a majority of his business time, and Mr. E. Linde will devote substantially all of his business time, to our business and affairs. The initial term of each agreement is three years beginning on January 17, 2003, in the case of Mr. Zuckerman, and November 29, 2002, in the case of Mr. E. Linde, with automatic one-year renewals commencing on each anniversary date unless written notice of termination is given at least 90 days prior to such date by either party. Apart from base salaries, each of Messrs. Zuckerman and E. Linde is eligible to receive bonus compensation, including equity-based incentive compensation, to be determined in the discretion of the Compensation Committee of our Board of Directors. The base salary of each of Messrs. Zuckerman and E. Linde is to be reviewed annually by the Compensation Committee and may be increased but not decreased at its discretion.

Each of Messrs. Zuckerman’s and E. Linde’s employment with us may be terminated for “cause” by us for (1) gross negligence or willful misconduct, (2) an uncured breach of any of his material duties under the employment agreement, (3) fraud or other conduct against our material best interests, or (4) an indictment of a felony if such indictment has a material adverse effect on our interests or reputation. Each of Messrs. Zuckerman and E. Linde may terminate his employment for “good reason,” which includes (1) a substantial adverse change in the nature or scope of his responsibilities and authority under his employment agreement, (2) an uncured breach by us of any of our material obligations under his employment agreement or (3) an involuntary relocation of the office at which the employee is principally employed to a location more than 50 miles from such office, or the requirement that the employee be based at another office on an extended basis. If the employment of either of Messrs. Zuckerman or E. Linde is terminated by us “without cause” or by either of Messrs. Zuckerman or E. Linde for “good reason,” then the respective employee will be entitled to the amount of his accrued and unpaid target bonus prorated for the number of days actually employed during the year in which his employment is terminated. In addition, the respective employee will be entitled to a severance amount payable over a 12-month period equal to the sum of (x) his base salary plus (y) the amount of his cash bonus received in respect of the immediately preceding year. Each of Messrs. Zuckerman and E. Linde is also entitled to an additional 12 months of vesting in his stock-based awards and, subject to payment of premiums, may also participate in our health plan for up to 12 months.

In the event Messrs. Zuckerman and E. Linde’s employment with us is terminated by reason of death or disability, the respective employee or his beneficiary will be entitled to his accrued and unpaid target bonus prorated for the number of days actually employed during the year in which his employment is terminated. In addition, the respective employee’s equity grants will become fully vested and, subject to payment of premiums, he or his spouse and dependents may also participate in our health plan for up to 18 months.

The employment agreements prohibit each of Messrs. Zuckerman and E. Linde, while he is our director or officer and for one year thereafter, from (1) engaging, directly or indirectly, in the acquisition, development, construction, operation, management, or leasing of any commercial real estate property, (2) intentionally interfering with our relationships with our tenants, suppliers, contractors, lenders or employees or with any governmental agency, or (3) soliciting our tenants or employees. Pursuant to each employment agreement, however, Messrs. Zuckerman and E. Linde may engage in minority interest passive investments which include the acquisition, holding, and exercise of voting rights associated with investments made through (1) the purchase of securities that represent a non-controlling, minority interest in an entity or (2) the lending of money, in either case with the purpose or intent of obtaining a return on such investment but without management of the property or business to which such investment directly or indirectly relates and without any business or strategic consultation with such entity. In addition, each of Messrs. Zuckerman and E. Linde are expressly permitted to participate as an officer or director of, or advisor to, any organization that is not engaged in commercial real estate activities provided that such activities do not materially restrict his ability to fulfill his obligations to us as an employee and officer. In addition, each employment agreement provides that the noncompetition provision shall not apply if Messrs. Zuckerman’s or E. Linde’s employment is terminated following our change of control.

Messrs. D. Linde, Norville and Ritchey have employment agreements with us similar to that of Mr. E. Linde, except that the initial term of the employment agreements is two years instead of three years, and these employees are permitted to participate as an officer or director of, or advisor to, any charitable or other tax exempt organization only. Additionally, the geographic scope of the noncompetition provisions contained in the employment agreements is limited to our markets at the time of termination of their employment.

Mr. Norville’s employment agreement also provides for his target annual cash bonus to equal 100% of base salary and his target annual equity incentive for 2006 to equal a number of shares of restricted stock or LTIP units with a value equal to $700,000. In addition, to compensate Mr. Norville for relocating to the Boston area, we agreed to grant Mr. Norville a number of shares of restricted stock or LTIP units upon his relocation with a value equal to $500,000 and to pay for temporary car and housing expenses plus a tax gross-up amount with respect to such expenses. This grant was effective as of August 8, 2006, the date of Mr. Norville’s relocation to Boston, and Mr. Norville elected LTIP units. The LTIP units will vest ratably over five years from September 1, 2005, with 20% of the total award vesting on each of the first five anniversaries of such date.

The current base salaries for Messrs. Zuckerman, E. Linde, D. Linde, Norville and Ritchey are set forth in the “Compensation Discussion and Analysis” section in this proxy statement.

We entered into severance agreements with each of Mr. Zuckerman and Mr. Edward H. Linde on July 30, 1998. The severance agreements provide for severance benefits to Messrs. Zuckerman and E. Linde in the event of their termination under certain circumstances within 24 months following a “change in control.” In the event a “terminating event” occurs within 24 months following a “change in control,” Messrs. Zuckerman and E. Linde will each receive a lump sum amount equal to $3,630,000. Health, dental and life insurance benefits are provided for three (3) years following termination. Finally, the severance agreements provide for tax protection in the form of excise tax gross-up as well as financial counseling, tax preparation assistance and outplacement counseling.

We adopted the Boston Properties, Inc. Senior Executive Severance Plan (referred to as the “severance plan”) in order to reinforce and encourage the continued attention and dedication of the Executive Vice Presidents, the Chief Financial Officer and the Regional Office Heads. The severance plan provides for the payment of severance benefits to each such executive officer in the event of termination under certain circumstances within 24 months following a “change in control” of up to three (3) times such executive officer’s annual base salary and three (3) times the amount of the average annual bonus earned by the executive officer with respect to the three (3) calendar years immediately prior to the “change in control.” Tax protection, financial counseling, tax preparation assistance, outplacement counseling and continuation of health, dental and life insurance are the same as described above in the severance agreements. Messrs. D. Linde, Norville and Ritchey are covered under the severance plan.

Under our 1997 Stock Plan, unless otherwise provided by the Compensation Committee at the time of grants, all equity grants become fully vested upon a change in control.

The following tables show potential payments and benefits that will be provided to our named executive officers upon the occurrence of certain termination triggering events.

Mortimer B. Zuckerman				Involuntary or Good Reason Termination Following Change in Control(1)
Payments Upon Termination	Voluntary Termination or Retirement(1)	Involuntary For Cause Termination(1)	Involuntary Not for Cause Termination/ Good Reason Termination(1)		Death or Disability(1)
Bonus	$0	$0	$600,000	$0	$600,000
Severance	0	0	1,700,000	3,630,000	0
Unvested Restricted Stock & LTIP Units(2)(3)	0	0	838,540	9,874,640	9,874,640
Benefits Continuation	0	0	11,757	38,651	17,636
Financial Counseling, Tax Preparation Assistance and Outplacement Services(4)	0	0	0	415,000	0
Excise Tax Gross-Up	0	0	0	0	0

Total	$0	$0	$3,150,297	$13,958,291	$10,492,276

Edward H. Linde				Involuntary or Good Reason Termination Following Change in Control(1)
Payments Upon Termination	Voluntary Termination or Retirement(1)	Involuntary For Cause Termination(1)	Involuntary Not for Cause Termination/ Good Reason Termination(1)		Death or Disability(1)
Bonus	$0	$0	$600,000	$0	$600,000
Severance	0	0	1,700,000	3,630,000	0
Unvested Restricted Stock & LTIP Units(2)(3)	0	0	838,540	9,874,640	9,874,640
Benefits Continuation	0	0	13,064	42,840	19,596
Financial Counseling, Tax Preparation Assistance and Outplacement Services(4)	0	0	0	415,000	0
Excise Tax Gross-Up	0	0	0	0	0

Total	$0	$0	$3,151,604	$13,962,480	$10,494,236

Douglas T. Linde				Involuntary or Good Reason Termination Following Change in Control(1)
Payments Upon Termination	Voluntary Termination or Retirement(1)	Involuntary For Cause Termination(1)	Involuntary Not for Cause Termination/ Good Reason Termination(1)		Death or Disability(1)
Bonus	$0	$0	$490,000	$0	$490,000
Severance	0	0	1,090,000	3,050,000	0
Unvested Restricted Stock & LTIP Units(2)(3)	0	0	1,234,595	6,982,319	6,982,319
Benefits Continuation	0	0	14,370	47,024	21,555
Financial Counseling, Tax Preparation Assistance and Outplacement Services(4)	0	0	0	293,000	0
Excise Tax Gross-Up	0	0	0	0	0

Total	$0	$0	$2,828,965	$10,372,343	$7,493,874

E. Mitchell Norville				Involuntary or Good Reason Termination Following Change in Control(1)
Payments Upon Termination	Voluntary Termination or Retirement(1)	Involuntary For Cause Termination(1)	Involuntary Not for Cause Termination/ Good Reason Termination(1)		Death or Disability(1)
Bonus	$0	$0	$438,000	$0	$438,000
Severance	0	0	848,000	2,399,000	0
Unvested Restricted Stock & LTIP Units(2)(3)	0	0	699,026	3,633,974	3,633,974
Benefits Continuation	0	0	14,370	47,024	21,555
Financial Counseling, Tax Preparation Assistance and Outplacement Services(4)	0	0	0	244,600	0
Excise Tax Gross-Up	0	0	0	0	0

Total	$0	$0	$1,999,396	$6,324,598	$4,093,529

Raymond A. Ritchey				Involuntary or Good Reason Termination Following Change in Control(1)
Payments Upon Termination	Voluntary Termination or Retirement(1)	Involuntary For Cause Termination(1)	Involuntary Not for Cause Termination/ Good Reason Termination(1)		Death or Disability(1)
Bonus	$0	$0	$490,000	$0	$490,000
Severance	0	0	1,090,000	3,050,000	0
Unvested Restricted Stock & LTIP Units(2)(3)	0	0	1,234,595	6,982,319	6,982,319
Benefits Continuation	0	0	13,064	42,840	19,596
Financial Counseling, Tax Preparation Assistance and Outplacement Services(4)	0	0	0	293,000	0
Excise Tax Gross-Up	0	0	0	0	0

Total	$0	$0	$2,827,659	$10,368,159	$7,491,915

(1)	Assumes terminating event occurs on December 31, 2006. For termination in connection with a change in control, assumes termination occurs simultaneously with the change in control. The closing price of our common stock on the New York Stock Exchange on December 29, 2006 was $111.88 per share.
(2)	In the event of an involuntary not for cause termination or a good reason termination prior to a change in control, the vesting of equity awards will be accelerated by 12 months. Accordingly, the following shares of restricted common stock and LTIP units will vest: Messrs. Zuckerman and E. Linde – 7,495 LTIP units; Messrs. D. Linde and Ritchey – 7,038 shares of restricted common stock and 3,997 LTIP units; and Mr. Norville – 3,591 shares of restricted common stock and 2,657 LTIP units.
(3)	In the event of (a) an involuntary not for cause termination or a good reason termination following a change in control or (b) death or disability, all outstanding equity awards become fully vested. At December 31, 2006, Messrs. Zuckerman, E. Linde, D. Linde, Ritchey and Norville held unvested restricted common stock and LTIP units as follows: Messrs. Zuckerman and E. Linde – 88,261 LTIP units; Messrs, D. Linde and Ritchey – 13,856 shares of restricted common stock and 48,553 LTIP units; and Mr. Norville – 7,001 shares of restricted common stock and 25,480 LTIP units.
(4)	Outplacement services are valued at 20% of current base salary and bonus with respect to the immediately preceding year paid in a lump sum, and financial counseling and tax preparation services are valued at $25,000 per year for 36 months.

The amounts shown in the above tables do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	accrued salary and vacation pay

•

distribution of plan balances under our 401(k) plan and the non-qualified deferred compensation plan (see “Non-Qualified Deferred Compensation Plan” on page 34 for the plan balances of each named executive officer under the non-qualified deferred compensation plan)

•	life insurance proceeds in the event of death

COMPENSATION OF DIRECTORS

Our directors who are also employees receive no additional compensation for their services as directors. During 2006, we paid our non-employee directors:

•	an annual retainer of $50,000 (payable in quarterly installments) for their services

•	$1,000 for each Board of Directors meeting attended

•	$3,000 to the chair of the Audit Committee for each Audit Committee meeting attended

•	$2,000 to the chair of each of the Compensation Committee and NCG Committee for each committee meeting attended

•	$1,000 to the non-chair members of each committee for each committee meeting attended

Committee attendance fees are received whether or not the committee meeting was held on the same day as a meeting of our Board of Directors. Non-employee directors also are reimbursed for reasonable expenses incurred to attend Board of Directors and committee meetings.

Each non-employee director has made an election, in accordance with our 1997 Stock Plan and approved by the Board of Directors, to defer all cash retainer and attendance fees to be paid to such director and to receive his or her deferred cash compensation in the form of our common stock upon the director’s retirement from our Board of Directors. Each director is credited with the number of deferred stock units determined by dividing the amount of the cash compensation deferred during each calendar quarter by the closing market price of our common stock on the New York Stock Exchange on the last trading day of the quarter. Hypothetical dividends on the deferred stock units are “reinvested” in additional deferred stock units based on the closing market price of the common stock on the cash dividend payment date. Payment of a director’s account may only be made in a lump sum of shares of our common stock equal to the number of deferred stock units in a director’s account upon the director’s retirement from our Board of Directors.

Additionally, in 2006 each continuing non-employee director was entitled to receive, on the fifth business day after the annual meeting of stockholders, a number of shares of restricted stock (or, if offered by the Board of Directors and elected by such director, LTIP units) valued at $37,500. These annual grants are made automatically pursuant to a formal policy adopted by the Board of Directors so that the equity compensation of non-employee directors will be determined by a formula. The actual number of shares of restricted stock or LTIP units that we grant is determined by dividing the fixed value of the grant by the closing price of our common stock on the New York Stock Exchange on the grant date. Pursuant to this policy, on May 10, 2006, Mses. Baird and Einiger and Messrs. Bacow, Daley, Patricof, Salomon, Turchin and Twardock each received 415 shares of restricted common stock. The restricted stock granted to non-employee directors vest in equal annual installments on the first and second anniversaries of the grant date.

The compensation program for non-employee directors is reviewed from time to time by the Compensation Committee, which then makes such recommendations to the full Board of Directors as it deems advisable. The full Board of Directors is responsible for approving any changes to the program. The compensation program for non-employee directors remained the same for calendar years 2004 through 2006. In 2006, the Company engaged Mercer Human Resource Consulting, an independent compensation consultant, to assist it in conducting a competitive review of the Company’s non-employee director compensation program. More specifically, Mercer reviewed (1) how the use of each component of total compensation (e.g., cash retainers, meeting fees and equity awards) compared to market practice, and (2) how the total compensation for Board and committee members compared to market practice. Mercer’s report presented data comparing our director compensation to market levels using two distinct peer groups, a group of twelve REITs and a group of eleven diversified financial service companies. While management interacted with Mercer on a day-to-day basis throughout its process, the Compensation Committee oversaw the selection of the peer groups and the overall project. Taking into consideration Mercer’s findings and recommendations, as well as the time demands for directors generally and for members of each committee specifically, the Compensation Committee then reported its recommendation for non-employee director compensation to the Board of Directors for approval. During the first quarter of 2007, the Compensation Committee recommended and the Board of Directors approved the following compensation program for non-employee directors, effective as of January 1, 2007:

•	an annual retainer of $50,000 (payable in quarterly installments) for their services

•	an annual retainer of $15,000 (payable in quarterly installments) to the chair of each of the Audit Committee, Compensation Committee and NCG Committee

•	an annual retainer of $15,000 (payable in quarterly installments) to Mr. Twardock for his service on the Significant Transactions Committee

•	$1,500 for each Board of Directors meeting attended

•	$1,500 to the members of the Audit Committee for each Audit Committee meeting attended

•	$1,000 to the members of each of the Compensation Committee and NCG Committee for each committee meeting attended

In addition, beginning with the 2007 annual meeting of stockholders, the Board of Directors approved an increase in the value of the shares of restricted stock (or, if offered by the Board of Directors and elected by such director, LTIP units) each continuing non-employee director is entitled to receive on the fifth business day after each annual meeting of stockholders to $65,000. The value of the shares of restricted stock (or, if offered by the Board of Directors and elected by such director, LTIP units) each new non-employee director is entitled to receive was not changed and currently remains at $35,000.

The Compensation Committee currently expects that it will review the compensation of non-employee directors once every two years and as circumstances arise that may dictate otherwise.

Director Compensation

The following table summarizes the compensation earned by our non-employee directors during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Lawrence S. Bacow	$74,000	$35,750	$109,750
Zoë Baird	$69,000	$28,775	$97,775
William M. Daley	$69,000	$36,188	$105,188
Carol B. Einiger	$70,000	$35,363	$105,363
Alan J. Patricof	$84,000	$35,750	$119,750
Richard E. Salomon	$83,000	$35,750	$118,750
Martin Turchin	$59,000	$35,750	$94,750
David A. Twardock	$77,000	$35,750	$112,750

(1)	Each director deferred his or her cash fees earned during 2006 and received in lieu thereof deferred stock units pursuant to our 1997 Stock Plan as described above. In 2006, the director accounts were credited with deferred stock units, including additional deferred stock awards credited as a result of reinvestment of dividend equivalents, as follows: Mr. Bacow – 867.76 units; Ms. Baird – 718.63 units; Mr. Daley – 809.74 units; Ms. Einiger – 776.30 units; Mr. Patricof – 1,247.60 units; Mr. Salomon – 1,134.51 units; Mr. Turchin – 917.61 units; and Mr. Twardock – 885.33 units. As of December 31, 2006, each non-employee director has the following aggregate number of deferred stock awards accumulated in their deferral accounts for all years of service as a director (including dividend equivalents): Mr. Bacow – 4,534.63 units; Ms. Baird – 1,398.72 units; Mr. Daley – 4,380.51 units; Ms. Einiger – 2,798.19 units; Mr. Patricof – 14,142.08 units; Mr. Salomon – 11,092.28 units; Mr. Turchin – 11,455.46 units; and Mr. Twardock – 4,355.16 units.
(2)	Represents the proportionate amount of the total fair value of stock and LTIP unit awards recognized by us as an expense in 2006 for financial reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with FAS 123R. The awards for which expense is shown in this table include the awards granted in 2004, 2005 and 2006. Each director received an annual grant of restricted common stock on May 10, 2006 with a FAS 123R grant date fair value of $37,500. A discussion of the assumptions used in calculating these values can be found in Note 17 to our 2006 audited financial statements on page 122 of our annual report on Form 10-K for the year ended December 31, 2006. As of December 31, 2006, (i) Ms. Einiger and Messrs. Bacow, Daley, Patricof, Salomon and Twardock each has 280 unvested LTIP units and 415 shares of unvested restricted common stock, (ii) Ms. Baird has 261 unvested LTIP units and 415 shares of unvested restricted common stock and (iii) Mr. Turchin has 280 unvested LTIP units, 415 shares of unvested restricted common stock and 10,880 stock options outstanding.

Director Stock Ownership Guidelines

The Board believes it is important to align the interests of the directors with those of the stockholders and for directors to hold equity ownership positions in Boston Properties. Accordingly, each non-employee director is expected to retain an aggregate number of shares of our common stock, our deferred stock units (and related dividend equivalent rights), and LTIP units, Series Two preferred units (on an as-converted basis) and common units in our operating partnership, whether vested or not, equal to at least the aggregate number of such shares or units received by the director as annual retainers during the first three years following the later of: (a) our 2007 annual meeting of stockholders or (b) our annual meeting of stockholders at which the director was initially elected or, if earlier, the first annual meeting of stockholders following the initial appointment of the director. Compliance with these ownership guidelines will be measured as of the end of each fiscal year. Any director who is prohibited by law or by applicable regulation of his or her employer from owning equity in the Company shall be exempt from this requirement. The NCG Committee may consider whether exceptions should be made for any director on whom this requirement could impose a financial hardship.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Messrs. Salomon and Twardock and Ms. Baird. Mr. Bacow served on the Compensation Committee until November 7, 2006, at which time he was replaced by Ms. Baird. None of them has served as an officer or employee of Boston Properties. None of these persons had any relationships with Boston Properties requiring disclosure under applicable rules and regulations of the SEC.

PROPOSAL 2: APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT

OF THE 1997 STOCK OPTION AND INCENTIVE PLAN

Proposal

On March 30, 2007, our Board of Directors voted to amend and restate the 1997 Stock Option and Incentive Plan (the “Restated 1997 Plan”) and is recommending the Restated 1997 Plan to our stockholders for approval.

There are currently 4,019,174 shares of common stock available under the 1997 Stock Option and Incentive Plan. However, there is a plan limit that prohibits us from granting more than 2,000,000 full value shares (i.e., awards other than stock options). Since 2003 we have made all our equity grants to our executives and other employees either in the form of restricted stock or LTIP units. Because of the 2,000,000 limit on full value shares, we can grant only up to 932,730 additional full value shares in the future. The Restated 1997 Plan would increase this limit on full value shares by 2,500,000 shares. This would allow us the flexibility to continue to reward our employees in the form of full value shares and also to implement an outperformance plan if approved by the Compensation Committee (see “Compensation Discussion and Analysis—Possible Implementation of an Outperformance Plan”). We have also added provisions to the Restated 1997 Plan that would allow us to qualify certain grants under the Restated 1997 Plan as “performance-based compensation” under Section 162(m) of the Code.

The material features of the Restated 1997 Plan are:

•

In connection with the Restated 1997 Plan, no new shares are currently being authorized for issuance. Rather, the maximum number of shares of common stock reserved and available for issuance remains the sum of (i) the number of shares available under the plan on March 30, 2007, the date on which the Restated 1997 Plan was approved by the Board, or 4,019,174 shares, plus (ii) any shares underlying grants under the Restated 1997 Plan that are forfeited, cancelled or are terminated (other than by exercise) in the future;

•	The cap on the use of full value shares will increase from the currently available cap of 932,730 shares to 3,432,730 shares, or an increase of 2,500,000 shares;

•	Shares tendered or held back for taxes will not be added back to the reserved pool under the Restated 1997 Plan;

•	The award of stock options (both incentive and non-qualified options), restricted stock, performance shares, deferred stock, other stock-based awards or cash-based awards is permitted;

•	Minimum vesting periods for grants of restricted stock, deferred stock awards and other stock-based awards are required;

•	Any material amendment (other than an amendment that curtails the scope of the Restated 1997 Plan) is subject to approval by our stockholders; and

•	The term of the Restated 1997 Plan is now extended to May 15, 2017.

Based solely on the closing price of our common stock as reported by the New York Stock Exchange on March 30, 2007 and the maximum number of shares that would have been available for awards as of such date, the maximum aggregate market value of the common stock that could potentially be issued under the Restated 1997 Plan is $471,851,028. The shares we issue under the Restated 1997 Plan will be authorized but unissued shares. The shares of common stock underlying any awards that are forfeited, canceled, expire or are terminated (other than by exercise) under the Restated 1997 Plan are added back to the shares of common stock available for issuance under the Restated 1997 Plan.

To ensure that certain awards granted under the Restated 1997 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under

Section 162(m) of the Code, the Restated 1997 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) funds from operations, (2) adjusted funds from operations, (3) net operating income, (4) total stockholder return, (5) earnings per share, (6) stock price, (7) acquisitions or dispositions, (8) strategic transactions, (9) portfolio or regional occupancy rates, or (10) return on capital, assets, equity, development or investment. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,000,000 shares of common stock for any performance cycle and options with respect to no more than 1,500,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash to any executive, it cannot exceed $5 million for any performance cycle.

Reasons for Amendment

Our Compensation Committee believes that stock-based incentive awards play an important role in our success by encouraging and enabling our current employees, officers and non-employee directors upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in us. The Compensation Committee anticipates that providing such persons with a direct stake in us will assure a closer identification of the interests of participants in the Restated 1997 Plan with those of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

Summary of the Restated 1997 Plan

The following description of certain features of the Restated 1997 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Restated 1997 Plan that is attached hereto as Exhibit A.

Plan Administration.    The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Restated 1997 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants.    Persons eligible to participate in the Restated 1997 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Corporation and its subsidiaries as selected from time to time by the Compensation Committee. Approximately 97 individuals are currently eligible to participate in the Restated 1997 Plan.

The maximum award of stock options granted to any one individual will not exceed 1,500,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, deferred stock, performance shares or other stock-based award granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 1,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $5 million.

Stock Options.    The Restated 1997 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Restated 1997 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. The Restated 1997 Plan provides that such fair market value will be deemed to be the last reported sale price of the shares of common stock on the New York Stock Exchange on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Restated 1997 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee, by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Corporation by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized in the Proposal section above) and/or continued employment with us through a specified restricted period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Restated 1997 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Deferred Stock Awards.    The Compensation Committee may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a fully vested deferred stock award. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Other Stock-Based Awards.    The Compensation Committee may grant awards of capital stock other than common stock and other awards that are valued in whole or in part by reference to or are otherwise based on, common stock, including, for example, convertible preferred stock, convertible debentures, exchangeable securities, awards valued by reference to book value or subsidiary performance. We expect to make awards in the form of LTIP units which are described in the “Compensation Discussion and Analysis” section of this proxy. These awards may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her awards.

Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the Restated 1997 Plan. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions.    The Restated 1997 Plan provides that in the event of a “change of control” as defined in the Restated 1997 Plan, except as otherwise provided by the Compensation Committee in the award agreement at the time of grant, all stock options will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived.

Adjustments for Stock Dividends, Stock Splits, Etc.    The Restated 1997 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Restated 1997 Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.    Participants in the Restated 1997 Plan are responsible for the payment of any federal, state or local taxes that the Corporation is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or upon vesting of other awards.

Amendments and Termination.    The Board may at any time amend or discontinue the Restated 1997 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Restated 1997 Plan, including any amendments that increase the number of shares reserved for issuance under the Restated 1997 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the Restated 1997 Plan, or materially change the method of determining the fair market value of common stock, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Restated 1997 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

New Plan Benefits

Because the grant of awards under the Restated 1997 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Restated 1997 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated 1997 Plan, the following table provides information concerning the benefits that were received by the following persons and groups under the plan during 2006: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	LTIP Unit, Restricted Stock and Deferred Stock Grants
Name and Position	Dollar Value ($)	Number (#)
Mortimer B. Zuckerman	2,100,000	23,790
Edward H. Linde	2,100,000	23,790
Douglas T. Linde	1,200,000	13,594
Raymond A. Ritchey	1,200,000	13,594
E. Mitchell Norville	1,050,000	11,395
All current executive officers, as a group	9,555,000	107,742
All current directors who are not executive officers, as a group	1,020,219	10,677
All current employees who are not executive officers, as a group	4,123,475	45,965

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Restated 1997 Plan. It does not describe all federal tax consequences under the Restated 1997 Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (b) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

Under Section 162(m) of the Code, our deduction for certain awards under the Restated 1997 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Restated 1997 Plan is structured to allow grants to qualify as performance-based compensation.

Vote Required

Under our Charter and By-Laws, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Restated 1997 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

In addition, the rules of the New York Stock Exchange require that two separate thresholds be met for this proposal to be approved: (1) votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions) and (2) the total number of votes cast on the proposal (regardless of whether they are for or against or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The New York Stock Exchange treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks and other nominees who hold shares on behalf of clients in “street name” are not permitted to vote the shares if the client does not provide instructions.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT OF THE 1997 STOCK OPTION AND INCENTIVE PLAN. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of December 31, 2006.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,363,910	(2)	$37.49	(2)	4,081,261	(3)
Equity compensation plans not approved by security holders(4)	N/A		N/A		178,013

Total	3,363,910		$37.49		4,259,274

(1)	Includes information related to our 1997 Stock Plan, as amended.
(2)	Includes (a) 2,788,634 shares of common stock issuable upon the exercise of outstanding options (all of which are vested and exercisable), (b) 521,119 long term incentive units (LTIP units) (14,975 of which are vested) that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to us for redemption and acquired by us for shares of our common stock and (c) 54,157 deferred stock units which were granted pursuant to an election by each of our non-employee directors to defer all cash compensation to be paid to such director and to receive his or her deferred cash compensation in shares of our common stock upon the director’s retirement from our Board of Directors. Does not include 159,869 shares of restricted stock, as they have been reflected in our total shares outstanding. Because there is no exercise price associated with LTIP units or deferred stock units, such shares are not included in the weighed-average exercise price calculation. As of the date of this proxy statement, there are 2,400,085 stock options outstanding, all which are vested and exercisable, with a weighted average exercise price of $37.46 and a weighted average term of 4.15 years. There are also 100,744 shares of restricted stock outstanding, 673,242 LTIP units outstanding (52,043 of which are vested) and 56,816 deferred stock units outstanding.
(3)	A maximum of 1,073,541 shares may be granted as awards other than stock options.
(4)	Includes information related to the 1999 Non-Qualified Employee Stock Purchase Plan (ESPP). The ESPP was adopted by the Board of Directors on October 29, 1998. The ESPP has not been approved by our stockholders. The ESPP is available to all our employees that are employed on the first day of the purchase period. Under the ESPP, each eligible employee may purchase shares of our common stock at semi-annual intervals each year at a purchase price equal to 85% of the average closing prices of our common stock on the New York Stock Exchange during the last ten business days of the purchase period. Each eligible employee may contribute no more than $10,000 per year to purchase our common stock under the ESPP.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2007. PricewaterhouseCoopers LLP has audited our consolidated financial statements since our initial public offering in June 1997. Although ratification by stockholders is not required by law or by our By-Laws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Boston Properties and its stockholders. If our stockholders do not ratify the appointment PricewaterhouseCoopers LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the annual meeting of stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit Fees
Recurring audit, quarterly reviews and accounting assistance for new accounting standards and potential transactions	$1,200,000	$1,020,000
Comfort letters, consents and assistance with documents filed with the SEC and securities offerings	84,455	0

Subtotal	1,284,455	1,020,000

Audit-Related Fees
Audits required by lenders, joint ventures, tenants and employee benefit plans	271,682	417,110

Tax Fees
Recurring tax compliance	148,381	185,968
Tax planning and research	196,231	177,076
REIT and other compliance matters	51,051	68,903
Tax assistance for potential transactions	151,247	60,581
Sales and use tax examinations	0	4,826

Subtotal	546,910	497,354

All Other Fees
Software licensing fee	1,500	1,500

Total	$2,104,547	$1,935,964

Auditor Fees Policy

The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by PricewaterhouseCoopers LLP, our independent accountants. The policy requires that all services provided by PricewaterhouseCoopers LLP to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full

Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services, and any such pre-approvals must then be communicated to the full Audit Committee.

The Audit Committee approved all audit and non-audit services provided to us by PricewaterhouseCoopers LLP during the 2006 and 2005 fiscal years.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. If you do not tell your broker how to vote, your broker may vote your shares in favor of the ratification of the auditor appointment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

AUDIT COMMITTEE REPORT

The undersigned members of the Audit Committee of the Board of Directors of Boston Properties submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2006 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Boston Properties, Inc. for the fiscal year ended December 31, 2006.

2.	The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed with them by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

The Audit Committee operates pursuant to a charter that was approved by our Board of Directors. A copy of the Audit Committee Charter is available on our website at http://www.bostonproperties.com under the heading “Corporate Governance.”

Submitted by the Audit Committee:

Alan J. Patricof, Chair

Lawrence S. Bacow

Carol B. Einiger

PROPOSAL 4: STOCKHOLDER PROPOSAL

Proposal Concerning the Annual Election of Directors

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, record holder of 100 shares of common stock of Boston Properties, has given formal notice that she will introduce the following resolution at the forthcoming annual meeting and has furnished the following statements in support of her proposal:

RESOLVED: “That the stockholders of Boston Properties recommend that the Board of Directors take the necessary steps to instate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.”

REASONS:

“The great majority of New York Stock Exchange listed corporations elect all their directors each year.”

“This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.”

“Last year the owners of 69,502,253 shares, representing approximately 76.2% of shares voting, voted FOR this proposal. Companies such as Goldman Sachs, Lehman, Morgan Stanley, Starwood, Marriott, HostMarriott, Merck, BristolMyers and others adopted MY proposal.”

“If you AGREE with this resolution, please mark your proxy FOR this resolution.”

Boston Properties’ Statement in Opposition

Identical proposals have been considered by the stockholders at prior annual meetings of stockholders, including last year’s annual meeting. The proposals were recommendations that the Board of Directors take the necessary steps to instate the annual election of directors. The steps necessary to eliminate the classified board are: (1) adoption of an amendment to our Certificate of Incorporation by the Board of Directors; and (2) approval of the amendment by the affirmative vote of not less than 75% of the outstanding shares entitled to vote. The Board of Directors has carefully considered whether to begin the process to amend the Certificate of Incorporation, but for the reasons noted below, decided that it was not in the best interests of Boston Properties or our stockholders to do so. This decision of the Board of Directors was made by the non-management directors, with Messrs. Zuckerman and E. Linde abstaining.

Ever since the initial public offering of our common stock in June 1997 our Board of Directors has been divided into three classes, with each class serving for staggered three-year terms. This classified structure continues to be an integral part of our overall governance structure, and classified boards continue to be widespread among companies in all relevant stock indices, including the S&P 500, the Fortune 500 and the NASDAQ 100, as well as among our peers in the publicly traded REIT industry.

Against this backdrop, the Board of Directors continues to believe that the staggered system of electing directors provides important benefits to Boston Properties and our stockholders and should be retained. The staggered system for the election of directors provides continuity and stability of experienced directors on our Board of Directors because a majority of the directors will always have prior experience as directors of Boston Properties and will be familiar with our business strategies and operations. In addition, each of the three classes of directors is comprised of a majority of independent directors, with five independent directors having been newly elected since 2003. The Board of Directors believes the continuity and stability that the staggered system provides, particularly when coupled with our track record of nominating strong independent directors:

•	enables our Board of Directors to better focus on the mid- and long-range planning of our business;

•	helps to prevent abrupt changes in corporate policies that might result if the entire Board of Directors was elected annually; and

•	creates a more experienced and independent Board of Directors that is better able to make fundamental decisions that are in the best interests of our company and our stockholders.

In the event of any unfriendly or unsolicited proposal to take over or restructure Boston Properties, the staggered system would reduce our vulnerability to certain coercive takeover tactics and enhance the Board’s ability to negotiate in the best interests of all stockholders by affording Boston Properties time to negotiate with the sponsor, to consider alternative proposals and to assure that stockholder value is maximized.

In addition, the Board of Directors believes that directors who are elected to three-year terms are no less accountable to stockholders than directors who are elected on an annual basis. Under applicable law, the directors owe to the stockholders fiduciary duties, which do not depend on how often the directors are elected. The Board of Directors believes that this proposal is not in the best interest of Boston Properties or our stockholders.

Vote Required

The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for adoption of this resolution. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 5: STOCKHOLDER PROPOSAL

Proposal Concerning Energy Efficiency

The New England Yearly Meeting of Friends Pooled Funds, P.O. Box 278, Great Barrington, Massachusetts 01230, beneficial holder of 500 shares of common stock of Boston Properties, has given formal notice that it will introduce the following resolution at the forthcoming annual meeting and has furnished the following statements in support of its proposal:

Whereas:

Rising energy costs and concerns about energy security, the burning of fossil fuels and climate change are focusing increasing amounts of attention on energy efficiency. The G8 has agreed to an “Action Plan” to promote energy efficiency and in the US, over 45 bills dealing with energy efficiency were introduced to Congress in the first six months of 2006 alone. Local regulations addressing the matter continue to gain momentum. Many of these regulations specifically address the energy efficiency of buildings.

According to estimates by the Environmental Protection Agency, residential and commercial buildings account for approximately 40 percent of energy and 70 percent of electricity consumed in the US each year. In April of 2005, a report by the Energy Information Administration found that of the recommendations made by the National Commission on Energy Policy, those regarding new building efficiency standards were among the recommendations with the largest potential impacts on energy production, consumption, prices and fuel imports.

At the federal level, attempts to increase the overall energy efficiency of America’s buildings include the Energy Policy Act of 2005, which includes a deduction for energy efficient commercial buildings. At the local level, at least 46 state, county and city governments have adopted policies requiring or encouraging the use of the Leadership in Energy and Environmental Design (LEED) program, which places a heavy emphasis on energy use.

Broad market and regulatory trends indicate that energy efficient green building considerations are becoming increasingly important. An article on greening retail in Display & Design Ideas recently noted that, “[M]any retailers and designers…say the seeds are in place for this trend to become entrenched in retail design.” According to Nick Axford, head of research and consulting at CB Richard Ellis, “Those who dismiss this as a passing fad or public relations ‘greenwash’ do so at their peril.”

Several large retailers appear to have recognized this already. Target’s most recent corporate responsibility report, states that, “Target puts tremendous focus on energy efficient design and operation.” Staples also emphasizes energy efficient design. According to the company’s director of energy and environmental design, “Energy is [its] competitive advantage.”

As concerns about rising energy prices, climate change and energy security continue to increase, we believe the focus on energy efficiency will only intensify. For large retail chains this focus will extend not only to stores but also to the supporting distribution and transportation networks. It is vital that our company be well positioned to compete going forward. Taking action to improve energy efficiency can result in financial and competitive advantages. Ignoring this quickly growing trend could position our company as an industry laggard and expose it to competitive, reputational and regulatory risk.

Resolved:

Shareholders request that the Company assess its response to rising regulatory, competitive, and public pressure to increase energy efficiency and report to shareholders (at reasonable cost and omitting proprietary information) by July 1, 2007.

Boston Properties’ Statement in Opposition

We recognize that energy conservation and environmentally sound development are becoming increasingly important issues. Accordingly, in response to this proposal, we are including the following report to shareholders in this proxy statement, which will be provided to shareholders in advance of the July 1, 2007 deadline referred to in the shareholder proposal. We believe this report addresses this proposal. Generally, under SEC rules, companies may exclude shareholder proposals if they have been substantially implemented; however, under procedures adopted by the SEC, companies must demonstrate to the SEC that they have been substantially implemented within a certain period of time before the proxy statement is filed. Because we chose to include this report in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended 2006, which we believed would be the most appropriate manner to communicate this information to our shareholders, we would not have been able to comply with the time period for excluding this proposal. Accordingly, our Board of Directors is recommending a vote against this proposal because we believe the proposal is moot as we have voluntarily provided the requested report.

Energy Conservation

As one of the largest owners and developers of office properties in the United States, we strive to control our energy consumption through active management at our properties. On an annual basis, our property managers identify capital improvement projects and building systems enhancements that have the potential to reduce the use of energy at each property. The identified projects and enhancements are then reviewed with senior management, and the projects and enhancements that offer material energy savings and meet our investment criteria are then implemented.

Over the past several years, we have implemented numerous improvement projects and system enhancements, including, without limitation, the following:

•	installation of higher efficiency lighting in public spaces, garages, stairways and elevators;

•	installation of new, high-efficiency motors, air compressors, chillers and other heating, ventilation and air conditioning system components;

•	replacing energy management systems;

•	installation of solar reflective window film to reduce solar heat gain, glare and ultraviolet radiation;

•	modernizing cooling towers with high-efficiency fill and distribution pans; and

•	adding wall and ceiling insulation to reduce thermal losses.

In addition to the physical improvements and systems enhancements described above, our property managers also benchmark building energy consumption with the goal of optimizing equipment use and operation, provide training for our property management staff and strive to make our tenants more aware of energy codes and energy saving opportunities. These management initiatives are intended to not only help reduce energy consumption in the short term, but also heighten awareness of the issue to help ensure energy efficiency over the long term.

We believe our efforts described above have led to a meaningful reduction in the number of kilowatt-hours (“kWh”) used in the operation of our properties and a reduction in our operating expenses. We estimate that the efforts we have undertaken since 2001 have reduced the amount of electrical usage throughout our portfolio by more than 30 million kWh per year. These efforts have also been recognized by third parties as we have achieved the Environmental Protection Agency’s Energy Star® designation at several of our buildings and have earned energy conservation awards and recognition at properties located throughout our portfolio.

In addition to the efforts described above, we participate in utility rebate programs when making significant capital improvements and, when economically practicable, we subscribe to long-term, fixed utility contracts on a regional basis.

On an annual basis, we intend to continue to explore ways of reducing our energy consumption, and related expenses, across our portfolio.

Environmentally Sound Development

“Green” buildings are designed, constructed, and operated to provide greater environmental, economic, health and productivity performance than conventional buildings. As a developer, we participate in the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) program. The LEED Green Building Rating System® is a voluntary, consensus-based national standard of design guidelines for high-performance, sustainable “Green” buildings. The USGBC’s LEED certification follows a rigorous registration process which evaluates and gives Certified, Silver, Gold, and Platinum ratings to green buildings. We currently have LEED registered projects under development in both our Boston and Washington, D.C. markets.

Many of the local jurisdictions in which we operate and develop buildings are also making efforts to promote environmentally sound developments by adopting aspects of the LEED program. As a result, we intend to continue to be proactive in evaluating each new development to determine whether it is physically practical and economically feasible to produce a LEED certified building.

Vote Required

The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for adoption of this resolution. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL BECAUSE WE BELIEVE WE HAVE SUBSTANTIALLY IMPLEMENTED THIS PROPOSAL ALREADY. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

All related person transactions must be reviewed and approved by a majority of the disinterested directors on our Board of Directors in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related party transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed to be not material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to the Company’s categorical standards of director independence. Please refer to the categorical standards under “Director Independence” on page 4 of this Proxy Statement.

In 2006, the Company paid a firm controlled by Mr. Raymond A. Ritchey’s brother aggregate leasing commissions of approximately $558,830. Additionally, from January 1, 2007 to April 1, 2007, the Company paid this firm leasing commissions of approximately $82,385, and given current leasing activity, the Company expects to pay additional commissions to the firm during 2007. Mr. Ritchey is an Executive Vice President of Boston Properties. The Company believes the terms of the related agreements are comparable to, and in most cases more favorable to us than, similar arrangements with other brokers in relevant markets.

On June 30, 1998, we acquired from entities controlled by Mr. Alan B. Landis, who is the brother of Mr. Mitchell S. Landis, our Senior Vice President and Regional Manager of our Princeton office, a portfolio of properties known as the Carnegie Center Portfolio and Tower Center One and related operations and development rights (collectively, the “Carnegie Center Portfolio”). In connection with the acquisition of the Carnegie Center Portfolio, the Operating Partnership entered into a development agreement (the “Development Agreement”) with affiliates of Mr. A. Landis providing for up to approximately 2,000,000 square feet of development in or adjacent to the Carnegie Center office complex. One affiliate of Mr. A. Landis was entitled to a purchase price for each parcel developed under the Development Agreement calculated on the basis of $20 per rentable square foot of property developed. Another affiliate of Mr. A. Landis was eligible to earn a contingent payment for each developed property that achieves a stabilized return in excess of a target annual return ranging between 10.5% and 11%. The Development Agreement also provided that upon negotiated terms and conditions, we and Mr. A. Landis would form a development company to provide development services for these development projects and would share the expenses and profits, if any, of this new company.

On October 21, 2004, the Operating Partnership and Mr. A. Landis entered into an agreement (the “2004 Agreement”) to modify several provisions of the Development Agreement. Under the terms of the 2004 Agreement, the Operating Partnership and affiliates of Mr. A. Landis amended the Development Agreement to limit the rights of Mr. A. Landis and his affiliates to participate in the development of properties under the Development Agreement. Among other things, Mr. A. Landis agreed that (1) Mr. A. Landis and his affiliates will have no right to participate in any entity formed to acquire land parcels or the development company formed by the Operating Partnership to provide development services under the Development Agreement, (2) Mr. A. Landis will have no right or obligation to play a role in development activities engaged in by the development company formed by the Operating Partnership under the Development Agreement or receive compensation from the development company and (3) the affiliate of Mr. A. Landis will have no right to receive a contingent payment for developed properties based on stabilized returns. In exchange, we agreed to:

•

effective as of June 30, 1998, pay Mr. A. Landis $125,000 on January 1 of each year until the earlier of (A) January 1, 2018, (B) the termination of the Development Agreement or (C) the date on which all development properties under the Development Agreement have been conveyed pursuant to the Development Agreement, with $750,000, representing payments of this annual amount from 1998 to 2004, being paid upon execution of the 2004 Agreement; and

•

pay an affiliate of Mr. A. Landis, in connection with the development of land parcels acquired under the Development Agreement, an aggregate fixed amount of $10.50 per rentable square foot of property developed (with a portion of this amount (i.e., $5.50) being subject to adjustment, in specified circumstances, based on future increases in the Consumer Price Index) in lieu of a contingent payment based on stabilized returns, which payment could have been greater or less than $10.50 per rentable square foot of property developed.

The Operating Partnership also continues to be obligated to pay an affiliate of Mr. A. Landis the purchase price of $20 per rentable square foot of property developed for each land parcel acquired as provided in the original Development Agreement. During the 20-year term of the Development Agreement, until such time, if any, as the Operating Partnership elects to acquire a land parcel, an affiliate of Mr. A. Landis will remain responsible for all carrying costs associated with such land parcel.

Pursuant to the Development Agreement, as amended by the 2004 Agreement, we paid Mr. A. Landis $125,000 on each of January 1, 2006 and January 1, 2007.

On October 25, 2004, we formed Boston Properties Office Value-Added Fund, L.P. (the “Value-Added Fund”), a strategic partnership with Stichting Pensioenfonds ABP and Teachers Insurance and Annuity Association of America to pursue the acquisition of assets within our existing markets that have deficiencies in property characteristics which provide an opportunity to create value through repositioning, refurbishment or renovation. The Value-Added Fund had total equity commitments of $140 million, of which we committed $35 million. The investment period expired on October 25, 2006 and the Company’s total equity contribution was approximately $11.8 million. Stichting Pensioenfonds ABP owns a 43% limited partnership interest in the Value-Added Fund. We are entitled to receive asset management, property management, leasing and redevelopment fees and, if certain return thresholds are achieved, will be entitled to an additional promoted interest. Based on a Schedule 13G filed with the SEC on February 13, 2007, Stichting Pensioenfonds ABP is the beneficial owner of greater than 5% of our outstanding common stock.

During 2006, we received lease and related payments of approximately $2.2 million from affiliates of Morgan Stanley & Co. Incorporated for the lease of space at our properties. Additionally, Morgan Stanley’s affiliates were the initial lenders to us under our mortgages of Times Square Tower and 280 Park Avenue. As of December 31, 2006, the aggregate outstanding indebtedness owed to Morgan Stanley’s affiliates under these mortgages was $475 million. During 2006, we paid a total of approximately $35 million in interest and other fees to Morgan Stanley’s affiliates under these mortgages. For purposes of calculating the foregoing amounts, we have assumed that Morgan Stanley’s affiliates retained all of their initial interests in these mortgages, although it is possible that they transferred some or all of their initial interests through securitization transactions or otherwise without our knowledge. In addition, from time to time the Company engages affiliates of Morgan Stanley for financial advisory and other services. During 2006, we paid affiliates of Morgan Stanley approximately $6,554,937 in brokerage commissions related to the sale of 280 Park Avenue and $1,687,500 in underwriting discounts and commissions. Since January 1, 2006, the Company has incurred an aggregate of approximately $62,000 in fees for financial advisory and other services. Based on a Schedule 13G filed with the SEC on February 14, 2007, Morgan Stanley, the parent entity of Morgan Stanley & Co. Incorporated, is the beneficial owner of more than 5% of our common stock. Information regarding the identity of Morgan Stanley’s affiliates is based solely on the list of subsidiaries filed by Morgan Stanley as an exhibit to its Annual Report on Form 10-K filed with the SEC on February 15, 2006.

During 2005, we entered into twelve forward-starting interest rate swap contracts which fixed the 10-year treasury rate for a financing in February 2007 at a weighted average rate of 4.34% per annum on notional amounts aggregating $500 million. Of these interest rate swap contracts, Morgan Stanley and its affiliates were counterparties with respect to contracts relating to an aggregate notional amount of $250 million. The swaps were to go into effect in February 2007 and expire in February 2017. In December 2006, in conjunction with an interest rate lock agreement with another lender, we terminated our forward-starting interest rate swap contracts and received approximately $10.9 million, of which $6,324,000 was received from Morgan Stanley.

OTHER MATTERS

Expenses of Solicitation

The cost of solicitation of proxies will be borne by Boston Properties. In an effort to have as large a representation at the annual meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of Boston Properties. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock. In addition, MacKenzie Partners, Inc., a proxy solicitation firm, has been engaged by Boston Properties to act as proxy solicitor and will receive fees of $7,500 plus reimbursement of out-of-pocket expenses.

Stockholder Proposals for the 2008 Annual Meeting

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Boston Properties’ proxy statement and form of proxy for its 2008 annual meeting must be received by Boston Properties on or before December 8, 2007 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610, Attn.: Secretary.

Stockholder proposals to be presented at Boston Properties’ 2008 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Boston Properties’ proxy statement and form of proxy for its 2008 annual meeting, must be received in writing at our principal executive office not earlier than January 16, 2008, nor later than March 1, 2008, unless our 2008 annual meeting of stockholders is scheduled to take place before April 15, 2008 or after July 14, 2008. Our By-Laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by Boston Properties at its principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by Boston Properties at its principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which public announcement of the date of such annual meeting is first made by Boston Properties. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals must be mailed to: Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610, Attn: Secretary.

EXHIBIT A

SECOND AMENDMENT AND RESTATEMENT

OF

BOSTON PROPERTIES, INC.

1997 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons of Boston Properties, Inc. (the “Company”), and the employees and other key persons of Boston Properties Limited Partnership (the “Operating Partnership”) and the Company’s other Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash-Based Awards.

“Board” means the Board of Directors of the Company as constituted from time to time.

“Cash-Based Award” means an Award granted pursuant to Section 12 entitling the recipient to receive a cash-denominated payment.

“Change of Control” is defined in Section 18.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Company” means Boston Properties, Inc., a Delaware corporation, and any successor thereto.

“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

“Deferred Stock Award” means Awards granted pursuant to Section 7.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means the date on which the Plan was initially approved by stockholders as set forth in Section 20.

“Fair Market Value” on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

“Incentive Stock Option” means any Stock Option that qualifies as and is designated in writing in the related Option agreement as constituting an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Partnership” means Boston Properties Limited Partnership, a Delaware limited partnership, and any successor thereto.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Stock-Based Award” means Awards granted pursuant to Section 11.

“Performance-Based Award” means any Restricted Stock Award, Deferred Stock Award, Other Stock-Based Award or Cash-Based Award granted to an employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, region, or Subsidiary of the Company, that will be used to establish Performance Goals are limited to the following: funds from operations, adjusted funds from operations, net operating income, total stockholder return, earnings per share, stock price, acquisitions, dispositions, strategic transactions, portfolio or regional occupancy rates, return on capital, assets, equity, development, or investment, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of one or more peer groups.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award, Other Stock-Based Award or Cash-Based Award.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means Awards granted pursuant to Section 9.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a) Committee.    The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”). Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule. Each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(b) Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash-Based Awards, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that except as otherwise provided in Section 3(b) or 3(c), the Administrator is not permitted to reduce the exercise price of stock options or effect repricing through cancellation and re-grants;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving a Change of Control or the death, disability or termination of employment of a Plan participant;

(vi) subject to the provisions of Section 5(c), to extend at any time the post-termination period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan participants.

(c) Delegation of Authority to Grant Awards.    The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be awarded during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall remain at 4,019,174 shares, which is the number of shares available under the Plan immediately prior to this restatement. The maximum number of shares of Stock for which Awards other than options (i.e., full value shares) may be granted under the Plan shall not exceed 3,432,730 shares, representing an increase of 2,500,000 shares from 932,730 shares, which is the number of full value shares available under the Plan immediately prior to this restatement. For purposes of the limitations of this Section 3(a), if any portion of an Award is forfeited, cancelled or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for issuance under the Plan. With respect to grants made or compensation earned under the Plan, Stock Options with respect to no more than 1,500,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make equitable or proportionate adjustments in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and/or (v) the price for each share subject to any then outstanding Stock Options under the Plan, without reducing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options). The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and/or the terms of outstanding Awards to take into account cash dividends declared and paid other than in the ordinary course or any other extraordinary corporate event, other than those contemplated by Section 3(c) hereof, to the extent determined to be necessary by the Committee to avoid distortion in the value of the Awards. Notwithstanding anything to the contrary set forth in this Section 3(b), no adjustment shall be required pursuant to this Section 3(b) if the Committee determines that such action could cause an Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award. All adjustments made by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers.    In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding

Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all vested Awards, other than Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per share of Stock pursuant to the business combination (the “Merger Price”) and all Stock Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options; provided, however, that each participant shall be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Stock Options, including those that are not then exercisable, subject to the consummation of the Transaction.

(d) Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4. ELIGIBILITY

Participants in the Plan will be such full or part-time officers and other employees, Independent Directors and key persons of the Company, the Operating Partnership and the Company’s other Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company, the Operating Partnership and the Company’s other Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Form of Stock Options.    Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after January 24, 2010.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the participant’s election, subject to such terms and conditions as the Administrator may establish, as well as in addition to other compensation.

(b) Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that Stock Options granted in lieu of compensation shall be exercisable in full as of the grant date unless the Administrator otherwise provides in the Award agreement; provided further, however, that an optionee’s Stock Options, other than those held by Mortimer B. Zuckerman and Edward H. Linde, shall be exercisable in full upon and after such optionee’s attainment of age 65. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(g) Non-transferability of Options.    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option agreement.

SECTION 6. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.    A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the participant executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b) Rights as a Stockholder.    Upon execution of the Restricted Stock Award agreement and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award agreement. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the participant or the participant’s legal representative.

(d) Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except in the case of retirement, death, disability or a Change of Control, the vesting period of any time-based Restricted Stock Award granted to employees shall be at least three years, and the vesting period of a performance-based Restricted Stock Award granted to employees shall be at least one year. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.

SECTION 7. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.    A Deferred Stock Award is an Award of phantom stock units to a participant, subject to restrictions and conditions as the Administrator may determine at the time of grant.

Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. Except in the case of Deferred Stock Awards pursuant to Section 7(b) below or in the case of retirement, death, disability or a Change of Control, the vesting period of a time-based Deferred Stock Award granted to employees shall be at least three years, and the vesting period of a performance-based Deferred Stock Award granted to employees shall be at least one year. The grant of a Deferred Stock Award is contingent on the participant executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the participant in the form of shares of Stock. Participants may not elect to accelerate or postpone the deferral period. Any payment of shares of Stock under a Deferred Stock Award subject to Section 409A of the Code to a participant on account of the participant’s separation of service may not be made before the date that is six months after the date of separation from service if the participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a participant to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such participant in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder.    During the deferral period, a participant shall have no rights as a stockholder; provided, however, that the participant may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions.    A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 8. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

SECTION 9. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.    A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b) Rights as a Stockholder.    A participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

(c) Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

(d) Acceleration, Waiver, Etc.    At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 16, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 11. OTHER STOCK-BASED AWARDS

(a) Nature of Other Stock-Based Awards.    An Other Stock-Based Award includes other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock, including without limitation, convertible preferred stock, convertible debentures, exchangeable securities and Awards valued by reference to book value or subsidiary performance. An Other Stock-Based Award may be granted to any participant either along side or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock granted under the Plan and/or cash awards made outside of the Plan. Stock (including securities convertible into Stock) issued on a bonus basis under this Section 11 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased with a purchase right awarded under this Section 11 shall be priced at least 25 percent of the Fair Market Value of the Stock on the date of grant. The grant of an Other Stock-Based Award may be subject to restrictions and conditions as the Administrator may determine at the time of grant, including conditions based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. Except in the case of retirement, death, disability or a Change of Control, the vesting period of a time-based Other Stock-Based Award granted to employees shall be at least three years, and the vesting period of a performance-based Other Stock-Based Award granted to employees shall be at least one year. The grant of an Other Stock-Based Award is contingent on the participant executing the Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b) Rights as a Stockholder.    Until such time as an Other Stock-Based Award is actually paid out in shares of Stock, a participant shall have no rights as a holder of Stock.

(c) Restrictions.    An Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award agreement.

(d) Termination.    Except as may otherwise be provided by the Administrator in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s right in his Other Stock-Based Awards that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. CASH-BASED AWARDS

Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any participant in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 13. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Award, Other Stock-Based Award or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a region, division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,000,000 shares (subject to adjustment as provided in Section 3(b) hereof) or $5 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 14. TAX WITHHOLDING

(a) Payment by Participant.    Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company’s obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

(b) Payment in Stock.    Subject to approval by the Administrator, a participant may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 15. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

Unless sooner terminated as herein provided, the Plan shall terminate on May 15, 2017 and no Award shall be granted under the Plan on and after such date. The termination of the Plan shall not adversely affect the rights under any outstanding Award without the holder’s written consent. The Administrator may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c).

SECTION 17. STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. CHANGE OF CONTROL PROVISIONS

(a) Upon the occurrence of a Change of Control as defined in this Section 18, unless otherwise specified in the Award agreement at the time of grant, all outstanding Options shall become immediately exercisable in full, and all other Awards under the Plan shall become fully vested.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, Mortimer B. Zuckerman, Edward H. Linde, any “affiliate” or “associate” (as such terms are defined in Rule 12b-2 under the Act) of Mortimer B. Zuckerman or Edward H. Linde, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (other than as a result of an acquisition of securities directly from the Company); provided that for purposes of determining the “beneficial ownership” (as such term is defined in Rule 13d-3 under the Act) of any “group” of which Mortimer B. Zuckerman, Edward H. Linde or any of their affiliates or associates is a member (each such entity or individual, a “Related Party”), there shall not be attributed to the “beneficial ownership” (as such term is defined in Rule 13d-3 under the Act) of such group any shares beneficially owned by any Related Party; or

(ii) persons who, as of the effective date of the Company’s initial public offering of Stock, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least two-thirds of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; or

(iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, “beneficially own” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 60 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer to an unrelated party (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause (i)) to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 19. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.    Stock certificates to be delivered to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that an individual make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any employee any right to continued employment with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

(e) Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 20. EFFECTIVE DATE OF PLAN

This Plan originally became effective on June 11, 1997.

SECTION 21. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE OF APPROVAL OF INITIAL PLAN BY BOARD OF DIRECTORS: June 11, 1997

DATE OF APPROVAL BY STOCKHOLDERS: June 11, 1997

DATE OF APPROVAL OF AMENDED AND RESTATED PLAN BY COMPENSATION COMMITTEE OF THE BOARD: January 24, 2000

DATE OF APPROVAL OF AMENDED AND RESTATED PLAN BY STOCKHOLDERS: May 3, 2000.

DATE OF APPROVAL OF SECOND AMENDMENT AND RESTATEMENT BY THE BOARD: March 30, 2007

DATE OF APPROVAL OF SECOND AMENDMENT AND RESTATEMENT BY STOCKHOLDERS:

	000004	000000000.000000 ext	000000000.000000 ext
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DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours per day, 7 days per week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

  •  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

The Board of Directors recommends a vote “FOR” all the nominees listed.

1. To elect three Class I Directors, each to serve for a three-year term and until their respective successors are duly elected and qualified:					+

01 - Mortimer B. Zuckerman	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees
02 - Carol B. Einiger

03 - Richard E. Salomon	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

The Board of Directors recommends a vote “FOR” Proposals 2 and 3.				The Board of Directors recommends a vote “AGAINST” Proposals 4 and 5.

	For	Against	Abstain		For	Against	Abstain

2. To consider and act upon a proposal to approve the Second Amendment and Restatement of the Boston Properties, Inc. 1997 Stock Option and Incentive Plan.	☐	☐	☐	4. To consider and act upon a stockholder proposal concerning the annual election of directors, if properly presented at the Annual Meeting.	☐	☐	☐
3. To ratify the Audit Comittee’s appointment of PricewaterhouseCoopers LLP as Boston Properties, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.	☐	☐	☐	5. To consider and act upon a stockholder proposal concerning energy efficiency, if properly presented at the Annual Meeting.	☐	☐	☐
6. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a company or partnership, please sign in full company or partnership name by a duly authorized officer or partner.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	C 1234567890 J N T 1 U P X 0 1 2 8 0 4 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy

BOSTON PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2007

The undersigned hereby appoints Douglas T. Linde and Frank D. Burt, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of Boston Properties, Inc. (the “Annual Meeting”) to be held at 599 Lexington Avenue, New York, NY 10022 on May 15, 2007 at 9:30 a.m., Eastern Time, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND “AGAINST” PROPOSALS 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY,

OR VOTE BY TELEPHONE OR INTERNET.

THIS PROXY IS CONTINUED ON REVERSE SIDE